SCHEDULE 14A

(RULE 14A 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Transcept Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 3, 2009

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Transcept Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, June 3, 2009, at 9:00 a.m., local time, at our office located at 501 Canal Street, Suite E, Point Richmond, California 94804, for the following purposes:

1.	To elect Thomas D. Kiley, Glenn A. Oclassen and G. Kirk Raab as Class III Directors to serve for three-year terms and until their successors are duly elected and qualified (Proposal One);

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009 (Proposal Two);

3.	To approve the Transcept Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan (Proposal Three); and

4.	To transact such other business as may properly be brought before the meeting and any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 24, 2009 are entitled to notice of and to vote at the meeting.

Sincerely,

/s/ Joseph T. Kennedy
Joseph T. Kennedy
Secretary

Point Richmond, California

April 29, 2009

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT MAY 4, 2009. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	ATTEND THE COMPANY’S 2009 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JUNE 3, 2009:

The Company’s Proxy Statement, form of proxy card, and Annual Report on Form 10-K are available at: www.transcept.com under the heading “Investors” and the subheading “Proxy Materials”.

TRANSCEPT PHARMACEUTICALS, INC.

1003 W. Cutting Blvd., Suite 110

Point Richmond, California 94804

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 3, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Your proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of Transcept Pharmaceuticals, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 501 Canal Street, Suite E, Point Richmond, California 94804, on Wednesday, June 3, 2009, at 9:00 a.m., local time, and at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of this page and its main telephone number is (510) 215-3500.

On January 30, 2009, Novacea, Inc., sometimes referred to in this Proxy Statement as Novacea, completed a reverse merger with Transcept Pharmaceuticals, Inc., a privately held company that is referred to in this Proxy Statement as TPI. As part of the merger the resulting combined company changed its name to Transcept Pharmaceuticals, Inc. and continued the business of TPI as the principal business of the combined entity. In this Proxy Statement, references to “Transcept,” the “Company,” “we,” “our” and “us” refers to the current combined company or to Novacea, the Company’s name prior to the consummation of the reverse merger, as the context may require.

The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2008, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying proxy card, and the Company’s Annual Report on Form 10-K will first be mailed on or about May 4, 2009 to all stockholders entitled to vote at the meeting.

THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO TRANSCEPT PHARMACEUTICALS, INC., 1003 W. CUTTING BLVD., SUITE 110, POINT RICHMOND, CALIFORNIA 94804, ATTN: INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on April 24, 2009 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any postponement or adjournment thereof. The Company has one series of common shares issued and outstanding, designated as common stock, $0.001 par value per share (the “Common Stock”), and one series of undesignated preferred stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 100,000,000 shares of Common Stock were authorized and 13,113,936 shares were issued and outstanding. As of the Record Date, 5,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either:

•	Delivering to the Company at its principal offices (attn: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or

•	Attending the meeting and voting in person.

Solicitation of Proxies

The Company is making this solicitation and will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Voting

On all matters, each share has one vote. See “Vote Required” under Proposal One—Election of Class III Directors.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be a representative from American Stock Transfer & Trust Company, LLC, the Company’s Transfer Agent and Registrar. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances (such as for the election of directors, which are elected by a plurality vote as described in “Vote Required” under Proposal One—Election of Class III Directors), the affirmative vote of a majority of shares entitled to vote and present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law and our bylaws provide that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD, AGAINST or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will be treated as Votes Cast against approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	for the election of the nominees for director set forth herein;

•	for the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to the Company;

•	for the approval of the 2009 Employee Stock Purchase Plan; and

•	upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof, but will not be voted other than as provided for the matters set forth above.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum. Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2010 Annual Meeting of Stockholders must be received by the Company no later than January 4, 2010.

How to Obtain Directions to Location of Annual Meeting of Stockholders

Our Annual Meeting of Stockholders is being held at the time and place set forth above under the heading “General”. If you would like to attend the Annual Meeting to vote your shares in person, you can obtain directions to the Annual Meeting on our website www.transcept.com under the heading “Investors” and the subheading “Proxy Materials”.

Internet Availability of Proxy Materials

This Proxy Statement, the form of proxy card and our Annual Report on Form 10-K are available on our website www.transcept.com under the heading “Investors” and the subheading “Proxy Materials”.

PROPOSAL ONE

ELECTION OF CLASS III DIRECTORS

Nominees

The Company’s Board of Directors currently has ten authorized directors and currently consists of ten members. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•	Class I consists of Christopher B. Ehrlich, Kathleen D. LaPorte, Camille D. Samuels and Frederick J. Ruegsegger, each of whom will serve until the 2010 Annual Meeting of Stockholders;

•	Class II consists of Jake R. Nunn, Daniel K. Turner III and John P. Walker, each of whom will serve until the 2011 Annual Meeting of Stockholders; and

•	Class III consists of Thomas D. Kiley, Glenn A. Oclassen and G. Kirk Raab, each of whom will serve until the 2009 Annual Meeting of Stockholders.

Thomas D. Kiley, Glenn A. Oclassen and G. Kirk Raab, the current Class III directors, will stand for re-election at the 2009 Annual Meeting of Stockholders.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below, who are currently directors of the Company. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to continue to serve as a director of the Company if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below, if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The nominees for Class III directors are as follows:

•	Thomas D. Kiley;

•	Glenn A. Oclassen; and

•	G. Kirk Raab.

Biographical information for Messrs. Kiley, Oclassen and Raab can be found below in the “Directors and Executive Officers” section.

The Company is not aware of any reason that the nominees will be unable or will decline to serve as directors. The term of office of the persons elected as a Class III director will continue until the Company’s Annual Meeting of Stockholders held in 2012 and until a successor has been elected and qualified. A director’s service on the Board may end earlier than the three-year term in the event of the director’s death, resignation or removal. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

Vote Required

The directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected as directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS I AND II DIRECTORS RECOMMEND THAT

STOCKHOLDERS VOTE FOR THE CLASS III NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2009

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2009. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this appointment by the stockholders. Notwithstanding the appointment or ratification, the Audit Committee, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in the best interest of the Company.

A representative of Ernst & Young LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2009.

Principal Accountant Fees and Services

All auditing services and non-audit services provided to the Company by its independent registered public accounting firm are required to be pre-approved by the Audit Committee. The pre-approval of non-audit services to be provided by Ernst & Young LLP includes making a determination that the provision of the services is compatible with maintaining the independence of Ernst & Young LLP as an independent registered public accounting firm. All non-audit services provided by Ernst & Young LLP in the table below have been pre-approved in accordance with SEC rules for maintaining auditor independence.

Fees for professional services provided by the Novacea independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	Years Ended December 31,
	2008	2007
Audit Fees (1)	$690,638	$550,000
Audit-Related Fees (2)	51,275	$18,000
Tax Fees (3)	48,800	$15,750
Other Fees	—	—

Total Fees	$790,713	$583,750

(1)	Audit fees include fees for professional services for the audit of the financial statements included in the Novacea Annual Reports on Form 10-K, for the review of financial statements included in the Novacea Quarterly Reports on Form 10-Q, fees for review of registration statements, including fees for professional services rendered in connection with the Novacea registration statements on Forms S-3, S-4 and S-8, issuance of consents and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements except those not required by statute or regulation.
(2)

Audit-related fees include fees for due diligence in connection with the merger between Novacea and TPI, assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements, including fees for accounting and reporting consultations, fees for consultations related to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, and subscription fees paid for the online accounting research tool of Ernst & Young LLP, a service that includes accounting guidance and comprehensive authoritative accounting and regulatory literature.

(3)	Fees for tax services include fees for tax compliance, tax advice and tax planning.

Ernst & Young LLP served as the Novacea independent registered public accounting firm for the years ended December 31, 2008 and 2007.

Fees for professional services provided by the TPI independent registered public accounting firm in each of the last two fiscal years, in each of the following categories were as follows:

	Years Ended December 31,
	2008	2007
Audit Fees (1)	$749,738	$50,942
Audit-Related Fees (2)	132,153	—
Tax Fees (3)	10,300	10,600
Other Fees	—	—

Total Fees	$892,191	$61,542

(1)	Audit fees include fees for professional services for the audit of the financial statements included in the Transcept Current Report on Form 8K/A filed on March 31, 2009, for the review of quarterly financial statements, fees for review of registration statements, including fees for professional services rendered in connection with the registration statement on Form S-4 in which the TPI financial statements were included, in connection with the merger between Novacea and TPI, issuance of consents and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements except those not required by statute or regulation.
(2)	Audit-related fees include fees for due diligence performed in connection with the merger between Novacea and TPI.
(3)	Fees for tax services include fees for tax compliance, tax advice and tax planning.

Ernst & Young LLP served as the TPI independent registered public accounting firm for the years ended December 31, 2008 and 2007.

PROPOSAL THREE

APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Overview

On April 3, 2009, the Board of Directors of the Company adopted the Company’s 2009 Employee Stock Purchase Plan (the “Purchase Plan”), subject to stockholder approval. There are 500,000 shares of Common Stock reserved for issuance under the Purchase Plan.

The Company is requesting in this Proposal Three that the stockholders approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. A copy of the Purchase Plan is appended to this proxy statement as Annex A.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN.

The essential features of the Purchase Plan are outlined below:

Purpose

The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. Approximately 38 employees of the Company and the Company’s subsidiaries are eligible to participate in the Purchase Plan.

The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Board of Directors administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board of Directors has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

The Board of Directors has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than one member of the Board of Directors. The Board of Directors has delegated administration of the Purchase Plan to the Compensation Committee of the Board of Directors. As used herein with respect to the Purchase Plan, the “Board of Directors” refers to the Compensation Committee and to the Board of Directors.

Stock Subject to Purchase Plan

Subject to this Proposal, an aggregate of 500,000 shares of Common Stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

Offerings

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time. The maximum length for an offering under the Purchase Plan is 27 months. Currently, under the Purchase Plan, the Board has approved each offering to be six months long and consist of one “purchase period” which is six months long.

Eligibility

The Board of Directors has the authority to limit participation in the Purchase Plan to those individuals who have been customarily employed more than 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board of Directors) on the first day of an offering. In addition, the Board of Directors may require that each employee has been continuously employed by the Company or the designated subsidiary corporation for such period preceding the grant as the Board of Directors may require, but in no event will the required period of continuous employment be greater than two years. Finally, the Board of Directors also has the power to exclude officers of the Company who are “highly compensated” as defined in the Code.

No employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company. In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its parent and subsidiary corporations in any calendar year. In addition to the preceding limitation, the Board of Directors has determined that in the initial offering, no employee may purchase more than 4,200 shares of Common Stock on the purchase date.

Participation in the Purchase Plan

Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board of Directors as the offering date for the offering, an agreement authorizing payroll deductions, which, for the initial offering, is limited to up to 15% of such employees’ base compensation during the offering.

Purchase Price

The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan may not be less than the lower of:

•	85% of the fair market value of a share of Common Stock on first day of the offering; or

•	85% of the fair market value of a share of Common Stock on the last day of the purchase period.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. Unless otherwise determined by the Board of Directors, a participant may not make additional payments into such account.

Purchase of Stock

In connection with offerings made under the Purchase Plan, the Board of Directors may specify a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board of Directors would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering.

Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee’s behalf during such offering, and such employee’s rights in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not prevent such employee from participating in subsequent offerings under the Purchase Plan.

Termination of Employment

Unless otherwise specified by the Board of Directors, a participant’s rights under any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable except by will, the laws of descent and distribution, or by a beneficiary designation. During the lifetime of the participant, such rights may only be exercised by the participant.

Adjustment Provisions

Upon certain transactions by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the Purchase Plan share reserve, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class and maximum number of shares subject thereto.

Effect of Certain Corporate Transactions

In the event of:

•	the sale or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries,

•	the sale or other disposition of at least 90% of the outstanding securities of the Company, or

•	certain specified types of merger, consolidation or similar transactions (each, a “corporate transaction”),

any surviving or acquiring corporation may continue or assume rights outstanding under the Purchase Plan or may substitute similar rights. If any surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of Common Stock prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

Duration, Amendment and Termination

The Board of Directors may amend, suspend or terminate the Purchase Plan at any time. However, except in regard to capitalization adjustments, any amendment to the Purchase Plan must be approved by the stockholders if the amendment would:

•	materially increase the number of shares of Common Stock available for issuance under the Purchase Plan,

•	materially expand the class of individuals eligible to participate under the Purchase Plan,

•	materially increase the benefits accruing to participants under the Purchase Plan or materially reduce the price at which shares of Common Stock may be purchased under the Purchase Plan,

•	materially extend the term of the Purchase Plan, or

•	expand the types of awards available for issuance under the Purchase Plan,

but in each case, only to the extent stockholder approval is required by applicable law or listing requirements.

Rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted, unless necessary to comply with applicable laws.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right, until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of the excess of the fair market value of the stock at the time of such disposition over the purchase price or the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

As of April 24, 2009, no purchase rights had been granted and no shares of common stock had been issued under the Purchase Plan. As of April 24, 2009, the closing price of our common stock was $2.85 per share. The effectiveness of the Purchase Plan is dependent on receiving stockholder approval. Since benefits under the Purchase Plan will depend on the fair market value of our common stock at various future dates and individual participants’ participation elections, it is not possible to determine the benefits that will be received under the Purchase Plan by any eligible employees that may elect to participate.

Required Vote and Recommendation of the Board of Directors

Approval of Proposal Three requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Company’s Annual Meeting of Stockholders. Abstentions will be counted toward the tabulation of votes cast on Proposal Three and will have the same effect as “Against” votes. Broker non-votes will be used for the purpose of determining quorum but will otherwise have no effect on the outcome of the vote.

The Board of Directors believes that approval of Proposal Three is in the best interest of the Company and the best interests of the stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the ages and present positions for each director and executive officer of the Company as of the Record Date.

Name	Age	Position
Glenn A. Oclassen	66	President, Chief Executive Officer, Class III Director
Thomas P. Soloway	42	Senior Vice President, Operations and Chief Financial Officer
Nikhilesh N. Singh, Ph.D.	50	Senior Vice President, Chief Scientific Officer
Joseph T. Kennedy	41	Vice President, General Counsel and Secretary
Susan L. Koppy	47	Vice President, Corporate Development
Terrence O. Moore	54	Vice President, Marketing & Sales
Marilyn E. Wortzman	62	Vice President, Finance
Christopher B. Ehrlich (1)(2)	39	Class I Director
Thomas D. Kiley (3)	65	Class III Director
Kathleen D. LaPorte (1)	47	Class I Director
Jake R. Nunn (3)	38	Class II Director
G. Kirk Raab	73	Chairman of the Board of Directors, Class III Director
Frederick J. Ruegsegger (1)	53	Class I Director
Camille D. Samuels (2)	37	Class I Director
Daniel K. Turner III (2)(3)	47	Class II Director
John P. Walker	60	Class II Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating and Corporate Governance Committee.

There is no family relationship among any of the directors or executive officers of the Company. The information with respect to director nominees and directors set forth in the biographical information below and with regard to beneficial ownership has been furnished by the respective individuals.

Glenn A. Oclassen. Mr. Oclassen has served as our President and Chief Executive Officer, and as a director, since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Oclassen had served as the President and Chief Executive Officer of TPI and as a member of the TPI board of directors since July 2003. Prior to co-founding TPI, from 1997 to 1999, he was the President and Chief Executive Officer of NextDerm Inc., a dermatology company founded by Mr. Oclassen that was acquired in 1999 by Procyte Corp. From 1986 to 1992, Mr. Oclassen was the Founder, President and Chief Executive Officer of Oclassen Pharmaceuticals, Inc., a dermatologic drug development and marketing company. He served as Chairman from 1992 to February 1997, at which time the company was acquired by Watson Pharmaceuticals, Inc. Mr. Oclassen holds a B.S. in zoology from San Diego State University.

Thomas P. Soloway. Mr. Soloway has served as our Senior Vice President, Operations and Chief Financial Officer since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Soloway had served as Chief Financial Officer of TPI since July 2003, and as the Senior Vice President, Operations and Chief Financial Officer of TPI since November 2005. Prior to joining TPI, from 1993 to 2002, Mr. Soloway worked with Montreux Equity Partners, a venture capital firm, in the development, structuring and financing of early stage biotechnology companies. Mr. Soloway holds a B.S. in Entrepreneurial Studies from the University of Southern California and an M.B.A. from Georgetown University.

Nikhilesh N. Singh, Ph.D. Dr. Singh has served as our Senior Vice President, Chief Scientific Officer since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Dr. Singh had served as Senior Vice President, Chief Scientific Officer of TPI since January 2007, and previously served as Vice President and Chief Scientific Officer of TPI from July 2003 to December 2006 and as a member of the TPI board of directors from July 2003 to November 2005. Prior to co-founding TPI, Dr. Singh served in various roles relating to the development, commercialization and marketing of pharmaceutical products at Procter & Gamble Co., a manufacturer of consumer goods and pharmaceuticals, from August 1987 until June 1995, G. D. Searle & Co., a life sciences company that is currently part of Pfizer Incorporated, from July 1995 until December 1998, and Watson Pharmaceuticals Inc., a pharmaceuticals manufacturer, from January 1999 until October 2001. Dr. Singh holds a B.S. and M.S. in Pharmacy from the University of Bombay, India, and a Ph.D. in Pharmaceutical Sciences from the University of Alberta, Canada.

Joseph T. Kennedy. Mr. Kennedy has served as our Vice President, General Counsel and Secretary since March 2009. Prior to joining us, from January 2006 to March 2009, Mr. Kennedy represented large pharmaceutical companies, developing life science companies and venture capital firms in private legal practice. From December 2003 to December 2005, Mr. Kennedy served at Eyetech Pharmaceuticals, Inc., a biopharmaceutical company acquired by OSI Pharmaceuticals, Inc. in November 2005, most recently as its Vice President and Acting Chief Legal Officer. From November 2000 to December 2003, Mr. Kennedy served as Vice President and U.S. Counsel, Corporate Business Development, with Élan Corporation, plc., a diversified life science company. Mr. Kennedy practiced law with Orrick Herrington & Sutcliffe LLP from December 1995 to November 2000 and with Kelley Drye & Warren LLP from September 1994 to December 1995. Mr. Kennedy is also a Business Advisory Board member of Fountain Healthcare Partners, an international life science venture capital fund. Mr. Kennedy holds a B.S. in Economics from Fairfield University and a J.D. from New York Law School.

Susan L. Koppy. Ms. Koppy has served as our Vice President, Corporate Development since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Ms. Koppy had served as Vice President, Corporate Development of TPI since June 2008. Prior to joining TPI, from 2006 to 2007, Ms. Koppy was the Senior Vice President, Business and Corporate Development at Idenix Pharmaceuticals, Inc., a biopharmaceutical discovery and development company. From 2004 to 2005, Ms. Koppy was the Vice President of Strategy and Business Development at Applied Biosystems, Inc., a life sciences research tools producer. From 2000 to 2004, Ms. Koppy held various senior marketing positions and was appointed Director of Business Development at Novartis Pharmaceuticals Corporation, a pharmaceuticals manufacturer. Ms. Koppy holds a B.S. in Genetics and Cell Biology from the University of Minnesota.

Terrence O. Moore. Mr. Moore has served as our Vice President, Marketing and Sales since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Moore had served as Vice President, Marketing and Sales of TPI since June 2008. Prior to joining TPI, from October 2005 to June 2008, Mr. Moore was Vice President of the neuroscience therapeutic area of Organon Biosciences, a biotechnology company acquired by Schering-Plough in 2007. From June 2003 to October 2005, Mr. Moore was Vice President, U.S. Marketing, Effexor XR® as well as Vice President, Global Strategy, Depression Portfolio for Wyeth, a pharmaceuticals and health care products company. Mr. Moore holds a B.S. in Pharmacy from the University of Florida and a B.A. in Chemistry from the University of South Florida.

Marilyn E. Wortzman. Ms. Wortzman has served as our Vice President, Finance since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Ms. Wortzman had served as Vice President, Finance of TPI since March 2007. From June 2006 to March 2007, she served as a consultant to TPI. Prior to joining TPI, from April 1997 to April 2006, Ms. Wortzman served in various financial management positions at Onyx Pharmaceuticals, Inc., a biopharmaceutical company, most recently as the Vice President, Finance and Administration. Ms. Wortzman holds a B.A. in Political Science from Syracuse University. Ms. Wortzman is also a Certified Public Accountant.

Christopher B. Ehrlich. Mr. Ehrlich has been a member of our Board of Directors since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Ehrlich had been a member of the TPI board of directors since October 2005. He is currently a partner at InterWest Partners, LLC, a venture capital firm, which he joined in August 2000. Prior to joining InterWest, from 1998 to 2000, Mr. Ehrlich was the Director of Licensing and Business Development at Purdue Pharma, a pharmaceutical company.

Mr. Ehrlich is also a director of BioMimetic Therapeutics, Inc., a publicly-held biotechnology company. Mr. Ehrlich holds a B.A. in government from Dartmouth College and an M.B.A. from the J.L. Kellogg Graduate School of Management.

Thomas D. Kiley, Esq. Mr. Kiley has been a member of our Board of Directors since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Kiley had been a member of the TPI board of directors since January 2004. Since 1998 he has been an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company, serving variously as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development. Mr. Kiley is also a director of Geron Corporation, a publicly-held biopharmaceutical company. Mr. Kiley holds a B.S. in Chemical Engineering from Pennsylvania State University and a J.D. from George Washington University.

Kathleen D. LaPorte. Ms. LaPorte has been a member of our Board of Directors since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Ms. LaPorte had been a member of the TPI board of directors since October 2005, other than the period of September 3, 2008 to October 2, 2008, when she was not serving on the TPI board. She is currently a managing director of New Leaf Venture Partners, a venture capital firm, which she joined in July 2005. Prior to that, from 1993 to July 2005, Ms. LaPorte was a general partner with Credit Suisse Securities LLC and the Sprout Group. Ms. LaPorte is also a director of Affymax, Inc., a publicly-held biopharmaceutical company, and ISTA Pharmaceuticals, a publicly-held ophthalmic pharmaceutical company. Ms. LaPorte holds a B.S. from Yale University and an M.B.A. from the Stanford University Graduate School of Business.

Jake R. Nunn. Mr. Nunn has been a member of our Board of Directors since completion of the merger between TPI and Novacea in January 2009. Mr. Nunn has been a partner at New Enterprise Associates, a venture capital firm, since June 2006. From January 2001 to June 2006, he was a partner and analyst for the MPM BioEquities Fund, a public life sciences fund at MPM Capital, a venture capital firm. Mr. Nunn holds a B.A. in economics from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business. Mr. Nunn holds the Chartered Financial Analyst designation and is a member of the CFA Society of San Francisco.

G. Kirk Raab. Mr. Raab has been a member of our Board of Directors, serving as Chairman of the Board, since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Raab had been a member of the TPI board of directors since October 2003, serving as Chairman of the Board since November 2005. From 1985 to 1995, Mr. Raab served variously as President, Chief Operating Officer, Director and Chief Executive Officer of Genentech, Inc., a biotechnology company. From 1981 to 1985, Mr. Raab served as President, Chief Operating Officer and a Director of Abbott Laboratories, a biopharmaceutical company. Since 1995, Mr. Raab has been involved with over 15 public and privately held biotechnology companies, serving as Chairman of the Board of Directors for many of them. Mr. Raab holds a B.A. in political science from Colgate University and is a Trustee Emeritus.

Frederick J. Ruegsegger. Mr. Ruegsegger has been a member of our Board of Directors since February 2008. Mr. Ruegsegger has served as chief financial officer of Sterigenics International, Inc., a sterilization technology company, since June 2004. Prior to that, Mr. Ruegsegger served as chief financial officer and chief of staff of Sterigenics’ former parent company, Ion Beam Applications, from May 2002 to June 2004. From October 2000 to May 2002, Mr. Ruegsegger provided financial and general management services, generally as a consultant, to a variety of companies including CentPharm, LLC and Phaethon Communications. Mr. Ruegsegger holds a B.S. in Economics from the University of Illinois and an M.A. in Management from Northwestern University.

Camille D. Samuels. Ms. Samuels has been a member of our Board of Directors since October 2002. Ms. Samuels is currently a managing director of Versant Ventures, a venture capital firm, which she joined in March 2000. Prior to joining Versant Ventures, Ms. Samuels held business development positions at several biotechnology companies, including, from 1998 to 2000, Director of Business Development at Tularik Inc., a biotechnology company acquired by Amgen Inc. in 2004. Ms. Samuels holds a B.A. in biology from Duke University and an M.B.A. from the Harvard Business School.

Daniel K. Turner III. Mr. Turner has been a member of our Board of Directors since completion of the merger between TPI and Novacea in January 2009. Prior to completion of the merger, Mr. Turner had been a member of the TPI board of directors since July 2003. He is currently a managing director of Montreux Equity Partners, a venture capital firm, which he joined in February 1993. From 1990 to 1993, Mr. Turner was an investment manager at Berkeley International, a private equity firm. From 1986 to 1990, he served as Chief Financial Officer of Oclassen Pharmaceuticals, Inc., a pharmaceutical company. From 1982 to 1986, he served as a senior consultant at Price Waterhouse, a public accounting firm. Mr. Turner is also a director of Orexigen Therapeutics, a publicly-held biopharmaceutical company. Mr. Turner holds a B.S. in business administration and accounting from California State University, Sacramento and attended the M.B.A. program at the Haas School of Business at the University of California, Berkeley. Mr. Turner is also a Certified Public Accountant.

John P. Walker. Mr. Walker has been a member of our Board of Directors since April 2006, serving as Chairman of the Board of Directors from July 2006 until completion of the merger between TPI and Novacea in January 2009. Mr. Walker also served as the Chief Executive Officer of Novacea from September 2007 until completion of the merger between TPI and Novacea, and as interim Chief Executive Officer of Novacea from December 2006 to September 2007. Since 2001, Mr. Walker has served in various roles, acting principally as a consultant, including: Interim Chief Executive Officer of KAI Pharmaceuticals, a biopharmaceutical company, Chairman and Interim Chief Executive Officer at Guava Technologies, a biotechnology company, Chairman and Chief Executive Officer of Bayhill Therapeutics, a biopharmaceutical company, and Chairman and Interim Chief Executive Officer of Centaur, Inc., a biopharmaceutical company. From 1993 to 2001, Mr. Walker was Chairman, Chief Executive Officer and a director of AXYS Pharmaceuticals Inc., a pharmaceuticals company, and its predecessor, Arris Pharmaceutical Corporation. Mr. Walker is also a director of Affymax Inc., a publicly-held biopharmaceutical company and Evotec AG, a publicly-held biopharmaceutical company. Mr. Walker holds a B.A. from the State University of New York at Buffalo and is a graduate of the Advanced Executive Program at J.L. Kellogg Graduate School of Management at Northwestern University.

Board Meetings and Committees

The Board of Directors held a total of ten meetings during the fiscal year 2008. No director serving throughout fiscal year 2008 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has a standing Audit Committee that oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, a standing Compensation Committee and a standing Nominating and Corporate Governance Committee.

The Audit Committee consists of Mr. Ruegsegger, who serves as the chairman of the Audit Committee, Ms. LaPorte and Mr. Ehrlich. The Board of Directors has determined that Mr. Ruegsegger is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Audit Committee charter on its website: www.transcept.com. The Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm, and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee held seven meetings during fiscal 2008.

The Compensation Committee consists of Mr. Turner, who serves as the chairman of the Compensation Committee, Ms. Samuels and Mr. Ehrlich. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Company maintains a copy of the Compensation Committee charter on its website: www.transcept.com. The Compensation Committee reviews and determines all forms of compensation to be provided to our executive officers, including bonus and stock compensation and benefits and establishes and reviews general policies relating to compensation, benefits and all bonus and stock compensation for all employees. Refer to “Compensation Discussion and Analysis” for more information about the Company’s Compensation Committee and its processes and procedures. The Compensation Committee held three meetings during fiscal 2008.

The Nominating and Corporate Governance Committee consists of Mr. Kiley, who serves as the chairman of the Nominating and Corporate Governance Committee, Mr. Nunn and Mr. Turner. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Company maintains a copy of the Nominating and Corporate Governance Committee charter on its website: www.transcept.com. The Nominating and Corporate Governance Committee is responsible for developing and recommending to the board of directors the governance principles applicable to us, overseeing the evaluation of our board of directors and management, recommending director nominees for each committee of our board of directors, assisting the board of directors in identifying prospective director nominees and monitoring and reviewing compliance with our Code of business Conduct and Ethics, which is applicable to our directors, officers and employees. The Nominating and Corporate Governance Committee did not hold any meetings during fiscal 2008.

The Nominating and Corporate Governance Committee approves all nominees for membership on the Board of Directors, including the slate of nominees to be proposed by the Board of Directors to our stockholders for election or any nominees to be elected or appointed by the Board of Directors to fill interim director vacancies on the Board of Directors. The Nominating and Governance Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending re-nomination, and recommends all approved candidates to the Board of Directors for appointment or nomination to Company stockholders. The Nominating and Corporate Governance Committee selects as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders. Director nominees are expected to have considerable management experience that would be relevant to the Company’s current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices. In addition, the Nominating and Corporate Governance Committee reviews performance of the committees of the Board of Directors, and makes recommendations regarding committee organization, membership, function and effectiveness.

The Company does not have formal policies regarding attendance by members of the Board of Directors at its annual meetings of stockholders, but directors are encouraged to attend.

In accordance with the Company’s policies regarding communication to non-management members of the Board of Directors, stockholders may communicate with such members by sending an e-mail to the Chairman of the Board of Directors at Chairman@transcept.com. The Chairman of the Board monitors such communications and provides summaries at regularly scheduled meetings of the Board of Directors. Where the nature of the communication warrants, the Chairman of the Board may determine, in his judgment as considered appropriate, to obtain the more immediate attention of the appropriate committee of the Board of Directors or non-management director, of independent advisors or of management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of February 2, 2009 for:

•	each person known by the Company to beneficially own more than 5% of our outstanding shares of Common Stock,

•	each director and each nominee for director of the Company,

•	each of the Company’s named executive officers, and

•	all such directors, nominees for director and named executive officers of the Company as a group.

The percentage of ownership is based on 13,113,936 shares of Common Stock outstanding on February 2, 2009, adjusted as required by the rules promulgated by the SEC. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Name	Number of Shares Held as of Feb. 2, 2009(1)	Rights to Purchase Stock Exercisable w/in 60 Days of Feb. 2, 2009	Percentage of Ownership
5% Stockholders

Entities Affiliated with InterWest Partners Entities (2) 2710 Sand Hill Road, 2nd Floor Menlo Park, CA 94025	1,251,808	—	9.6%

Entities Affiliated with New Enterprise Associates (3) 2490 Sand Hill Road Menlo Park, CA 94025	2,086,756	—	15.9%

Entities Affiliated with New Leaf Venture Partners Entities (4) 2500 Sand Hill Road, Suite 203 Menlo Park, CA 94025	1,636,982	—	12.5%

Hamilton BioVentures Entities (5) 990 Highland Drive, Suite 314 Solana Beach, CA 92075	965,690	32,322	7.6%

Montreux Equity Partners Entities (6) 3000 Sand Hill Road Building 1, Suite 260 Menlo Park, CA 94026	1,305,342	35,912	10.2%

Named Executive Officers and Directors

Glenn A. Oclassen (7)	92,104	219,350	2.3%

Thomas P. Soloway (8)	31,234	83,065	*

Terrence O. Moore	—	—	—

Nikhilesh N. Singh, Ph.D. (9)	128,648	103,142	1.8%

Marilyn E. Wortzman	—	15,103	*

Christopher B. Ehrlich (10)	1,251,808	555	9.6%

Name	Number of Shares Held as of Feb. 2, 2009(1)	Rights to Purchase Stock Exercisable w/in 60 Days of Feb. 2, 2009	Percentage of Ownership
Thomas D. Kiley (11)	52,029	555	*

Kathleen D. LaPorte (12)	1,636,982	555	12.5%

Jake R. Nunn	—	555	*

G. Kirk Raab	118,584	1,111	*

Frederick J. Ruegsegger	—	6,562	*

Camille D. Samuels (13)	414,928	17,642	3.3%

Daniel K. Turner III (14)	1,305,342	36,467	10.2%

John P. Walker	46,353	135,000	1.4%

All executive officers and directors as a group	5,078,017	619,662	41.5%

*	Beneficial ownership representing less than 1%.
(1)	This table is based upon information supplied by officers and directors and upon information gathered by Transcept about principal stockholders known to the company based on Schedules 13D, 13G, and Forms 3 and 4 filed with the SEC.
(2)	Comprises 1,251,808 shares held by InterWest Partners IX, L.P. InterWest Management Partners IX, LLC is the general partner of InterWest Management Partner IX, L.P. Harvey B. Cash, Philip T. Gianos, W. Stephen Holmes, Gilbert H. Kliman, Arnold L. Oronsky, Thomas L. Rosch, and Michael B. Sweeney are managing directors of InterWest Management Partners IX, LLC. Bruce A. Cleveland, Christopher B. Ehrlich, Linda S. Grais, Nina Kjellson, Khaled A. Nasr and Douglas A. Pepper are venture members of InterWest Management Partners IX, LLC. Each managing director and venture member of InterWest Management Partners IX, LLC shares voting and dispositive power with respect to shares held by InterWest Partners IX, L.P. and disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein.
(3)

Comprises (a) 1,103,283 shares held by New Enterprise Associates 12, Limited Partnership (“NEA 12”), (b) 980,143 shares held by New Enterprise Associates 10, Limited Partnership (“NEA 10”), (c) 2,494 shares held by NEA Ventures 2007, Limited Partnership (“Ven 2007”), and (d) 836 shares held by NEA Ventures 2002, Limited Partnership (“Ven 2002”). NEA 12 GP, LLC (“NEA 12 GP”) is the sole general partner of NEA Partners 12, Limited Partnership (“NEA Partners 12”), which is the sole general partner of NEA 12. The individual managers of NEA 12 GP are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna ‘Kittu’ Kolluri, C. Richard Kramlich, Charles M. Linehan, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III. NEA Partners 12, NEA 12 GP, and the individual managers of NEA 12 GP may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 12. NEA Partners 10, Limited Partnership (“NEA Partners 10”) is the sole general partner of NEA 10. The individual general partners of NEA Partners 10 are M. James Barrett, Peter J. Barris, C. Richard Kramlich, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III. NEA Partners 10 and the individual general partners of NEA Partners 10 may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 10. The aforementioned indirect holders of the shares owned by NEA 12 and NEA 10 disclaim beneficial ownership of such shares except to the extent of his actual pecuniary interest therein. The shares directly held by Ven 2007 are indirectly held by Karen P. Welsh, the general partner of Ven 2007. Ms. Welsh holds voting and dispositive power with respect to the shares held by Ven 2007 and disclaims beneficial ownership of such shares except to the extent of her actual pecuniary interest therein. The shares directly held by Ven 2002 are indirectly held by Pamela J. Clark, the general partner of Ven 2002. Ms. Clark holds voting and dispositive power with respect to the shares held by Ven 2002 and disclaims beneficial ownership of such shares except to the extent of her actual pecuniary interest therein.
(4)	Comprises 1,636,982 shares held by New Leaf Ventures I, L.P. New Leaf Venture Management I, L.P. is the general partner of New Leaf Ventures I, L.P. and New Leaf Venture Management I, LLC is the general partner of New Leaf Venture Management I, L.P. Srinivas Akkaraju, Philippe O. Chambon, Jeani Delagardelle, Ron Hunt, James Niedel and Vijay Lathi share voting and dispositive power with respect to shares held by New Leaf Ventures I, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein.
(5)	Comprises 965,690 shares held by Hamilton BioVentures, L.P. and 32,322 shares issuable upon exercise of warrants held by Hamilton BioVentures, L.P. within 60 days of February 2, 2009. Hamilton BioVenture Partners, LLC is the general partner of Hamilton BioVentures, L.P. Kerry Dance, Ph.D. and Richard J. Crosby share voting and dispositive power with respect to shares held by Hamilton BioVentures, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein.
(6)	Comprises 570,249 shares held by Montreux Equity Partners II SBIC, L.P., 667,861 shares held by Montreux Equity Partners III SBIC, L.P., 67,232 shares held by Montreux IV Associates, LLC, 17,956 shares issuable upon exercise of warrants held by Montreux Equity Partners II SBIC, L.P. within 60 days of February 2, 2009 and 17,956 shares issuable upon exercise of warrants held by Montreux Equity Partners III SBIC, L.P. within 60 days of February 2, 2009. Montreux Equity Management II SBIC, LLC is the general partner of Montreux Equity Partners II SBIC, L.P., Montreux Equity Management III SBIC, LLC is the general partner of Montreux Equity Partners III SBIC, L.P. and Montreux Equity Management IV, LLC is the manager of Montreux IV Associates, LLC. Howard D. Palefsky and Daniel K. Turner III share voting and dispositive power with respect to the shares held by Montreux Equity Partners II SBIC, L.P. and Montreux Equity Partners III SBIC, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. Howard D. Palefsky, Daniel K. Turner III, Manish Chapekar and John Savarese share voting and dispositive power with respect to the shares held by Montreux IV Associates, LLC and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein.
(7)	Includes 219,350 shares issuable upon exercise of options and warrants held by Mr. Oclassen within 60 days of February 2, 2009. Also includes 63,457 shares held by Constance Oclassen, Mr. Oclassen’s wife. The address for this stockholder and/or optionholder is c/o Transcept Pharmaceuticals, Inc., 1003 W. Cutting Blvd., Suite #110, Point Richmond, California 94804.
(8)	Includes 83,065 shares issuable upon exercise of options and warrants held by Mr. Soloway within 60 days of February 2, 2009. Also includes 145 shares issuable upon exercise of warrants held by the Thomas P. Soloway Revocable Family Trust, for which Mr. Soloway is trustee. Also includes 8,162 shares held by the Thomas P. Soloway Revocable Family Trust, for which Mr. Soloway is trustee, and 20,833 shares held by the Thomas P. Soloway 2003 Irrevocable Trust, for which Mr. Soloway is not trustee. Mr. Soloway disclaims beneficial ownership of the shares held by the Thomas P. Soloway Revocable Family Trust and the Thomas P. Soloway 2003 Irrevocable Trust except to the extent of his pecuniary interest therein. The address for this stockholder and/or optionholder is c/o Transcept Pharmaceuticals, Inc., 1003 W. Cutting Blvd., Suite #110, Point Richmond, California 94804.
(9)	Includes 103,142 shares issuable upon exercise of options and warrants held by Dr. Singh within 60 days of February 2, 2009. Also includes 36,709 shares held by the Nikhilesh and Nikki Singh Revocable Trust, for which Dr. Singh is trustee, 78,206 shares held by the Singh Family Trust, for which Dr. Singh is not trustee and 295 shares held by Nikki Singh, Dr. Singh’s wife. Dr. Singh disclaims beneficial ownership of the shares held by the Nikhilesh and Nikki Singh Revocable Trust and the Singh Family Trust except to the extent of his pecuniary interest therein. The address for this stockholder and/or optionholder is c/o Transcept Pharmaceuticals, Inc., 1003 W. Cutting Blvd., Suite #110, Point Richmond, California 94804.
(10)

Comprises 1,251,808 shares held by InterWest Partners IX, L.P. InterWest Management Partners IX, LLC is the general partner of InterWest Management Partner IX, L.P. Harvey B. Cash, Philip T. Gianos, W. Stephen Holmes, Gilbert H. Kliman, Arnold L. Oronsky, Thomas L. Rosch, and Michael B. Sweeney are managing directors of InterWest Management Partners IX, LLC. Bruce A. Cleveland, Christopher B. Ehrlich, Linda S. Grais, Nina Kjellson, Khaled A. Nasr and Douglas A. Pepper are venture members of

InterWest Management Partners IX, LLC. Each managing director and venture member of InterWest Management Partners IX, LLC shares voting and dispositive power with respect to shares held by InterWest Partners IX, L.P. and disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. Also includes 555 shares issuable upon exercise of options held by Mr. Ehrlich within 60 days of February 2, 2009.

(11)	Includes 20,369 shares held by the Kiley Revocable Family Trust, for which Mr. Kiley is trustee. Mr. Kiley disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for this stockholder and/or optionholder is c/o Transcept Pharmaceuticals, Inc., 1003 W. Cutting Blvd., Suite #110, Point Richmond, California 94804. Also includes 555 shares issuable upon exercise of options held by Mr. Kiley within 60 days of February 2, 2009.
(12)	Comprises 1,636,982 shares held by New Leaf Ventures I, L.P. New Leaf Venture Management I, L.P. is the general partner of New Leaf Ventures I, L.P. and New Leaf Venture Management I, LLC is the general partner of New Leaf Venture Management I, L.P. Srinivas Akkaraju, Philippe O. Chambon, Jeani Delagardelle, Ron Hunt, James Niedel, and Vijay Lathi share voting and dispositive power with respect to shares held by New Leaf Ventures I, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. Ms. LaPorte is a limited partner of New Leaf Venture Associates I, L.P., which is a limited partner of New Leaf Venture Management I, L.P. and is a Managing Director to New Leaf Venture Partners, L.L.C., which provides management services to New Leaf Ventures I, L.P. Also includes 555 shares issuable upon exercise of options held by Ms. LaPorte within 60 days of February 2, 2009. Ms. LaPorte disclaims beneficial ownership of all shares held by New Leaf Ventures I, L.P. except to the extent of her pecuniary interest therein.
(13)	Comprises 408,947 shares held by Versant Venture Capital II, L.P., 2,741 shares held by Versant Affiliates Fund II-A, L.P. and 3,240 shares held by Versant Side Fund II, L.P. Also includes 17,642 shares issuable upon exercise of options held by Ms. Samuels within 60 days of February 2, 2009. Versant Ventures II, L.C. is the general partner of Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P. Charles M. Warden, Bradley J. Bolzon, Ph.D., Ross A. Jaffe, M.D., William J. Link, Ph.D., Rebecca B. Robertson and Camille D. Samuels share voting and dispositive power with respect to the shares held by Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. The address for this stockholder and/or optionholder is c/o Transcept Pharmaceuticals, Inc., 1003 W. Cutting Blvd., Suite #110, Point Richmond, California 94804.
(14)	Comprises 570,249 shares held by Montreux Equity Partners II SBIC, L.P., 667,861 shares held by Montreux Equity Partners III SBIC, L.P., 67,232 shares held by Montreux IV Associates, LLC, 17,956 shares issuable upon exercise of warrants held by Montreux Equity Partners II SBIC, L.P. within 60 days of February 2, 2009, 17,956 shares issuable upon exercise of warrants held by Montreux Equity Partners III SBIC, L.P. within 60 days of February 2, 2009, and 555 shares issuable upon exercise of options held by Mr. Turner within 60 days of February 2, 2009. Montreux Equity Management II SBIC, LLC is the general partner of Montreux Equity Partners II SBIC, L.P., Montreux Equity Management III SBIC, LLC is the general partner of Montreux Equity Partners III SBIC, L.P. and Montreux Equity Management IV, LLC is the manager of Montreux IV Associates, LLC. Howard D. Palefsky and Daniel K. Turner III share voting and dispositive power with respect to the shares held by Montreux Equity Partners II SBIC, L.P. and Montreux Equity Partners III SBIC, L.P. and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. Howard D. Palefsky, Daniel K. Turner III, Manish Chapekar and John Savarese share voting and dispositive power with respect to the shares held by Montreux IV Associates, LLC and disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. The address for this stockholder and/or optionholder is c/o Transcept Pharmaceuticals, Inc., 1003 W. Cutting Blvd., Suite #110, Point Richmond, California 94804.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Introductory Note Regarding Presentation of Information

On January 30, 2009, Novacea completed a reverse merger with TPI, with the resulting combined company changing its name to Transcept Pharmaceuticals, Inc. and continuing the business of TPI as the principal business of the combined entity. Because the reverse merger closed after the fiscal year end, SEC rules require executive and director compensation disclosures with respect to the officers and directors of Novacea as of December 31, 2008. Since the management of Novacea was replaced with the management of TPI as of the closing of the reverse merger, we have also included executive and director compensation with respect to the officers and directors of TPI as of December 31, 2008. The Compensation Discussion and Analysis set forth below addresses executive compensation of both TPI and Novacea, while the remaining disclosures regarding TPI and Novacea executive officers and directors are in the sections entitled “Executive Compensation—Transcept Pharmaceuticals, Inc. (TPI)” and “Executive Compensation—Novacea, Inc.”, respectively. The disclosures provided for executive officers include both those executive officers deemed to be “named executive officers” under SEC rules for Novacea, as well as those executive officers of TPI that would have been “named executive officers” if the reverse merger had been completed on or prior to December 31, 2008. The disclosures for directors of Novacea and TPI include disclosures for all directors of Novacea as of December 31, 2008 and for those directors of TPI that were appointed to the Company’s Board of Directors in connection with the closing of the reverse merger. Director compensation for TPI and Novacea are set forth under the headings “Director Compensation—Transcept Pharmaceuticals, Inc. (TPI)” and “Director Compensation—Novacea, Inc.”, respectively.

Compensation Discussion and Analysis

Merger with Novacea

On January 30 2009, after the end of our fiscal year, we completed the merger transaction between Novacea, Inc., a public company listed on the NASDAQ Global Market, or Novacea, and Transcept Pharmaceuticals, Inc., a private specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in neuroscience. In this compensation discussion and analysis we refer to Transcept Pharmaceuticals, Inc., as a private company prior to the merger, as “TPI,” and we refer to ourselves prior to the merger as Novacea.

As a result of the merger our business became the business of TPI. We do not intend to continue any of the business or operations of Novacea and, in particular, we do not plan to devote resources to further clinical development or commercialization of the former product candidates of Novacea. Each of the executive officers of Novacea resigned in connection with the merger, and the executive officers of TPI became our executive officers. Beginning February 2, 2009, our shares began trading on the NASDAQ Global Market under the Transcept name and with the symbol “TSPT.”

This compensation discussion and analysis focuses on the historic compensation programs of TPI and the current and anticipated compensation programs of Transcept as a public company. For a discussion and analysis of 2008 compensation for the executive officers of Novacea, please refer to the section of compensation discussion and analysis that is captioned “Novacea Compensation Discussion and Analysis.” The remaining disclosures under the Executive Compensation and Other Matters Section of this proxy are presented as set forth in the above sub-section “Introductory Note Regarding Presentation of Information.”

Transcept Compensation Discussion and Analysis

Overview

We seek to have a compensation program that supports a team ethic among management, fairly rewards executives for corporate performance and provides incentives for executives to meet or exceed short and long term goals. Historically, the primary components of the TPI compensation program were base salary, an annual incentive bonus plan, and stock option awards. We expect that we will continue, as a public company, to construct our compensation programs around these elements. In addition, we provide executive officers with other benefits that are available generally to all salaried employees. The compensation committee of our Board of Directors is responsible for evaluating and approving the compensation of our executive officers. Prior to the merger with Novacea, the TPI compensation committee evaluated executive compensation and made recommendations to the TPI board of directors for final approval.

In late 2008, the compensation committee of the board of directors of TPI engaged Compensia, an executive compensation consulting firm, to evaluate the TPI compensation policies and practices and to make recommendations for adjustments as TPI transitioned to becoming a public company. As discussed below, in February 2009, after completion of the merger, our compensation committee completed 2008 performance reviews of our current executive officers (based on their performance as officers of TPI) and made compensation adjustments to be effective for fiscal 2009.

Objectives and Principles of Executive Compensation

The principal objectives of our compensation and benefits programs for executive officers are to attract and retain senior executive management, to motivate their performance toward defined corporate goals, and to align their long-term interests with those of our stockholders. Based on fiscal 2008 compensation, the Transcept named executive officers are Glenn A. Oclassen, President and Chief Executive Officer, Thomas P. Soloway, Senior Vice President, Operations and Chief Financial Officer, Terrence O. Moore, Vice President, Marketing & Sales, Nikhilesh N. Singh, Ph.D., Senior Vice President, Chief Scientific Officer, and Marilyn E. Wortzman, Vice President, Finance, each of whom was a member of the management team of TPI prior to completion of the merger. Based on compensation paid by Novacea, the Novacea named executive officers are John P. Walker, Chief Executive Officer, Amar Singh, Chief Commercialization Officer, Edward C. Albini, Vice President and Chief Financial Officer, and Edward F. Schnipper, Executive Vice President and Chief Medical Officer.

We believe that executive compensation should be directly linked to company performance. Our compensation program is designed so that a significant portion of the potential compensation of all executive officers is contingent on the achievement of our business objectives. In rewarding performance, we seek to incentivize both short and long term performance. We expect our executive leadership to manage Transcept toward achievement of annual goals while at the same time positioning it to achieve longer term strategic objectives. Short term elements of compensation include annual base salary and incentive bonuses under an annual cash bonus program with payouts based primarily on achieving corporate performance objectives and secondarily on individual performance assessments. Long term compensation elements have historically been limited to restricted stock or stock options with multi-year vesting designed to retain executives and align their long term interests with those of stockholders.

We believe that hiring and retaining well performing executives is important to our ongoing success. Historically, when making compensation determinations on behalf of a private company, the TPI compensation committee did not attempt to benchmark executive compensation against any particular indices or salary surveys although the committee reviewed generally available surveys on executive compensation. While occasional review of market surveys was considered helpful, the compensation committee historically placed substantially greater weight on internal considerations than on position-specific pay differences found in the market. In making compensation determinations in February 2009, however, our compensation committee did begin to place greater reliance on survey data provided by an independent executive compensation consultant and, as discussed below, attempted to ensure that our compensation structure is competitive in the public company marketplace.

Except as described below, neither our Board of Directors nor our compensation committee has adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, among different forms of non-cash compensation or with respect to long and short term performance. The determination of the Board of Directors or compensation committee as to the appropriate use and weight of each component of executive compensation has been historically subjective, based on its view of the relative importance of each component in meeting overall Transcept objectives and factors relevant to the individual executive.

Historically, the TPI board of directors focused significantly on the affordability of TPI compensation arrangements. As a result, when weighting forms of compensation, the board of directors and the compensation committee placed a greater emphasis on non-cash equity incentive compensation, particularly stock option awards. Prior to fiscal year 2007, for example, TPI did not maintain any cash incentive or similar bonus programs. At the end of calendar year 2006, TPI successfully completed its first Phase 3 trial of Intermezzo®. With this milestone event, the board of directors determined that the TPI business was of sufficient maturity to re-evaluate executive base salary levels, as well as permit TPI to establish a cash bonus plan for fiscal year 2007. The TPI compensation committee and board of directors again implemented a cash incentive plan for fiscal 2008. In February 2009, as discussed below and following completion of the merger with Novacea, our compensation committee again evaluated our approach to cash compensation and increased base salary and bonus targets for our executive officers to bring our compensation levels in line with public company peers.

Compensation Process and Compensation Committee

During 2008, the TPI compensation committee consisted of G. Kirk Raab as Chairman, Daniel K. Turner III, Christopher B. Ehrlich and Kathleen D. LaPorte. For a brief period during August and September 2008, Ms. LaPorte was not a director of TPI or a member of the compensation committee. Since completion of the merger, our compensation committee has consisted of Daniel K. Turner III, who serves as Chairman, Christopher B. Ehrlich and Camille D. Samuels. Each of the individuals currently serving on our compensation committee is considered an independent director under the rules of the NASDAQ Stock Market LLC and a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Historically, the TPI compensation committee made recommendations to the board of directors regarding compensation structure, goals and individual compensation levels of executive officers, and the recommendations were considered for approval by the board of directors. Since completion of the merger, our compensation committee makes all final determinations relating to compensation for executive officers after consultation with other independent directors.

The TPI compensation committee historically made its compensation recommendations based on input from Mr. Oclassen, the President and Chief Executive Officer of TPI, and the judgment of its members based on their tenure and industry experience. The TPI annual compensation review process was initiated by Mr. Oclassen, who performed a review of the performance of each executive officer in the prior year and formulated proposals regarding the elements of compensation, corporate goals and individual performance objectives and compensation levels for executive officers, other than himself. Mr. Oclassen’s proposals for the elements of compensation, corporate goals, individual performance objectives and compensation levels have been typically based on discussions with and directions from members of the compensation committee. In making compensation determinations, the TPI compensation committee considered, among other factors, the achievement of TPI corporate objectives, relative internal parity among executive officers, the industry experience of members of the compensation committee and Mr. Oclassen, the ability of TPI to afford certain levels of compensation, and market salary surveys. In particular, for 2007, the board and compensation committee of TPI reviewed survey data from the 2007 Radford Biotechnology Survey by Aon Consulting, which provided executive compensation survey data for participating public and private companies in the life sciences sector. Although the TPI compensation committee reviewed the data provided by the Radford survey, it did not benchmark or tie compensation levels for TPI executive officers to any particular compensation level provided by the companies included in the survey. Although the committee found the comparative data provided by the survey informative for comparative purposes, factors such as the affordability of compensation, the industry experience of TPI directors with life sciences companies in the San Francisco Bay area, and the relative stage of TPI business development had a substantially greater influence on final compensation decisions.

Even prior to completion of the merger between TPI and Novacea, Mr. Oclassen did not prepare proposals or advise the TPI compensation committee on his own compensation. Compensation levels for Mr. Oclassen were recommended by the TPI compensation committee based on the committee’s assessment of overall TPI corporate performance and Mr. Oclassen’s contribution to that performance. Mr. Oclassen has not and will not participate in compensation committee or board of directors deliberations regarding his own compensation although he is expected to participate in compensation committee meetings concerning, and make recommendations with respect to, compensation determinations for our other executive officers. As with other members of the TPI executive team, historic determinations of Mr. Oclassen’s compensation were based on achievement of TPI corporate objectives and compensation levels of other members of the executive team, the industry experience of members of the compensation committee and TPI directors, the ability of TPI to afford certain levels of compensation and market compensation surveys.

In September 2008, the TPI compensation committee engaged Compensia, an independent executive compensation consulting firm, to advise it on developing an executive compensation strategy to help transition TPI from a privately-held company to a publicly-held company and on matters relating to board of directors and executive compensation plans as a whole. In February 2009, Compensia made its formal presentation to our compensation committee, which considered the Compensia recommendations for purposes of making fiscal 2009 compensation determinations. For purposes of comparison with other public companies, Compensia established, and the compensation committee approved, the following peer group:

• Acadia Pharmaceuticals, Inc.	• Alexza Pharmaceuticals, Inc.

• ARYx Therapeutics, Inc.	• Biodel, Inc.

• Cadence Pharmaceuticals, Inc.	• Jazz Pharmaceuticals, Inc.

• MAP Pharmaceuticals, Inc.	• Neurocrine Biosciences, Inc.

• NeurogesX, Inc.	• Orexigen Therapeutics, Inc.

• Somaxon Pharmaceuticals, Inc.	• Trubion Pharmaceuticals, Inc.

• Vanda Pharmaceuticals, Inc.

Elements of Executive Compensation

The Transcept executive compensation program consists of three main elements: base salary, an annual incentive bonus program, and stock option awards. The following is a discussion of each element.

Base Salary

In late 2007, the TPI board of directors and compensation committee completed a review of TPI executive compensation. At that time, TPI had recently completed its first Phase 3 trial of Intermezzo®, and the board of directors determined that the TPI business was of sufficient maturity to re-evaluate executive management base salary levels, and as discussed below, to establish a cash bonus program for fiscal year 2007. In December 2006, the TPI compensation committee and board of directors concluded that executive management base salaries should be adjusted to bring them in line with levels the compensation committee and board of directors believed to be appropriate for the life science industry in the San Francisco Bay Area, a market which they determined to be increasingly competitive for companies seeking qualified executives with industry experience. The TPI compensation committee therefore recommended, and the board of directors approved, raises of 14% for Mr. Oclassen, President and Chief Executive Officer, 9% for Mr. Soloway, Senior Vice President, Operations and Chief Financial Officer, and 9% for Dr. Singh, Senior Vice President, Chief Scientific Officer. These salaries became effective in December 2006. The TPI compensation committee and board of directors further determined that a relatively larger percentage increase was appropriate for Mr. Oclassen given Mr. Oclassen’s unique role within Transcept as a chief executive officer, founder, and key-strategic decision-maker, his industry experience and skill-set, and the substantial competition for chief executive officers at similarly situated companies in the geographic and industry markets in which TPI seeks executive officers.

Ms. Wortzman was not an employee or executive officer of TPI at the time 2007 base salaries were determined. She became an employee of TPI in March 2007 with a starting base salary of $210,000.

In January 2008, the TPI compensation committee reviewed 2008 base salaries in light of general market conditions in the San Francisco Bay Area life science industry. The committee concluded that competition for executive talent remained strong as a result of the solid economic performance of the industry and the region overall, the continued high level of investment by venture capital firms in new and existing life science companies and the specialized skills and experiences required to manage life science companies. The TPI compensation committee’s assessment of general market conditions in the life science industry, and the life science industry in the San Francisco Bay Area in particular, was based on the experience of the committee members who were and are actively involved in venture capital investing in the life sciences industry and San Francisco Bay Area. As described above, the TPI compensation committee further reviewed Radford Biotechnology Survey data in making its base salary assessments. The TPI compensation committee therefore recommended and the TPI board of directors approved raises of 15% for Mr. Oclassen to $375,000, 5% for Dr. Singh to $255,000, and 7% for Mr. Soloway to $256,000. Ms. Wortzman did not receive an increase for 2008 as she had only recently joined TPI. These salaries became effective in February 2008. Variances in the percentage increases among executive officers related principally to the committee’s conclusions about appropriate base salary levels in light of competitive factors for each position. As in 2007, the TPI compensation committee and board of directors determined that a larger increase was appropriate for Mr. Oclassen because of his unique skill set and contributions to strategic decision-making and corporate development at TPI.

Mr. Moore did not become an employee and executive officer of TPI until April of 2008. Under the terms of his offer letter, we set Mr. Moore’s base salary at $275,000.

In February 2009, our compensation committee, as reconstituted following the merger with Novacea, reconsidered base salary levels of our named executive officers. The Compensia review concluded, among other factors, that our levels of base salary reflected the prior private company compensation practice of TPI, with base salaries for our named executive officers, other than Mr. Moore, ranging from approximately the 25th percentile to just below the 50th percentile of our peer group. Base salary for Mr. Moore, however, exceeded the 50th percentile, principally because he was hired at a later stage in TPI’s development and his base salary was determined based on competition with later-stage and established public companies.

Following its review and consideration of the Compensia data, the compensation committee approved base salary increases for fiscal 2009 that were intended to bring base salaries of our executive officers to a level at or slightly below the 50th percentile for our peer group. In addition, as discussed below, our compensation committee established a target for aggregate cash compensation at approximately the 75th percentile, including payments under our cash incentive bonus program and assuming payments under the bonus program are made at the target maximum. As a result, our compensation committee set 2009 base salaries for our named executive officers as follows:

Officer	2009 Base Salary	% Increase
Glenn Oclassen	$405,000	8.0%
Thomas P. Soloway	$280,000	9.4%
Nikhilesh Singh	$280,000	9.8%
Terrence O. Moore	$275,000	—
Marilyn E. Wortzman	$225,000	7.1%

No adjustments were made to Mr. Moore’s base salary because he had only recently joined us as an employee and because his base salary already exceeded the 50th percentile for similar positions to his within our peer group.

Incentive Bonus Program

Fiscal 2007 Bonuses

In November 2006, the TPI compensation committee and board of directors established a bonus structure for the entire TPI executive team. The philosophy employed was to incentivize executive officers to look beyond their individual departments and work with other executive officers to achieve overall TPI corporate goals. The compensation committee set a bonus potential target of 25% of base salary for the entire executive team, but also retained discretion to change the bonus structure and the bonus payment amounts as it considered appropriate. The structure stated that 70% of an executive’s bonus would be dependent upon the company achieving agreed upon corporate goals, and the remaining 30% of an executive’s bonus would be determined in a discretionary fashion with Mr. Oclassen making a recommendation to the compensation committee for the discretionary portion for all officers other than himself. Mr. Oclassen’s performance for this purpose was evaluated by the TPI compensation committee. The TPI compensation committee and board of directors placed relatively greater weight on corporate objectives because of the significant importance of Intermezzo® product development to the success of TPI. The committee also believed that effective cooperation from all functional areas within the TPI organization would be necessary to advance Intermezzo® and, therefore, that it was appropriate to provide a substantial incentive for all executive officers toward common objectives. The TPI compensation committee and board of directors agreed to the following six corporate goals relating primarily to clinical trial and development milestones, financing and pipeline development:

•	Completion of an equity financing transaction;

•	Initiation of patient enrollment in a Phase 3 home study for Intermezzo®;

•	Completion of patient enrollment in a Phase 3 home study for Intermezzo®;

•	Manufacture of Intermezzo® registration batch;

•	Favorable FDA determination regarding need for additional Phase 3 Intermezzo® studies; and

•	IND filing for an additional product candidate.

The TPI compensation committee believed attaining these goals would take a high level of executive performance, particularly as they related to rapid completion of Phase 3 studies and the ability to raise financing in an increasingly difficult financing market, and that the goals would be challenging to achieve. Under the agreed upon bonus structure, the TPI executive team would need to achieve at least 65% of corporate goals, based on average percentage completion of all such goals, for any bonus, team or individual, to be paid. The TPI compensation committee retained discretion to determine the portion of the bonus that would be paid if the corporate goals were achieved at a level between 65% and 100%. The compensation committee also retained the discretion to change the bonus structure and the bonus payouts as it considered appropriate.

TPI performance bonuses for 2007 were paid in February 2008. At that time, the TPI compensation committee and board of directors concluded that the 2007 corporate goals described above had been met at the 90% level. The committee determined that the goal relating to filing of an IND relating to a new product candidate, weighted at 10%, had not been achieved. Each TPI executive officer during 2007 therefore received a bonus based on corporate goal achievement equal to 25% of his or her respective base salary multiplied by 63% (the 70% amount of executive bonus tied to the achievement of corporate goals multiplied by the 90% achievement of those corporate goals).

Also in February 2008, the TPI compensation committee considered and the board of directors approved payments of bonuses relating to the 30% of each TPI executive’s bonus that was to be discretionarily determined. For executive officers other than himself, Mr. Oclassen made recommendations for this element of the bonus payment, and the committee and board of directors adopted his recommendations. Though Mr. Oclassen did not make a recommendation to the TPI compensation committee regarding his own bonus, the committee considered the progress of TPI towards achievement of its corporate goals, and recommended a bonus of $33,813 for his individual performance. This bonus payment was $9,438 above the $24,375 that would otherwise have been due to Mr. Oclassen based on the 30% allocation to the discretionary component because of the committee and board of directors’ determination that TPI had exceeded expectations with regard to performance throughout the year, including the TPI Series D Preferred Stock Financing and the initiation and completion of a Phase 3 clinical trial ahead of schedule. With respect to the committee’s determination of Mr. Oclassen’s discretionary bonus and Mr. Oclassen’s recommendations concerning discretionary bonuses for other TPI executive officers, the criteria evaluated were largely subjective, focusing on the committee’s view, and with respect to other executive officers, Mr. Oclassen’s view, of individual performance and TPI budget requirements and resources. The committee again noted that management had achieved substantially all 2008 objectives and that with a small management team, each member had contributed to the achievement of these corporate goals. Due to Mr. Soloway’s performance in concluding a Series D Preferred Stock Financing, the TPI compensation committee recommended and the board of directors approved an $18,000 bonus for his individual performance. For his scientific, clinical and regulatory leadership, Dr. Singh was awarded a bonus of $18,150 for his individual performance. For organizing and building the finance department and preparing for a transition to a publicly-traded company, Ms. Wortzman was awarded a bonus of $12,000 for her individual performance.

Fiscal 2008 Bonuses

For incentive bonuses tied to 2008 performance, in February 2008 the Transcept compensation committee and board of directors approved a similar bonus structure as approved by the TPI compensation committee for 2007. In the 2008 bonus incentive plan, the percent of an executive’s individual bonus that was determined discretionarily was increased from 30% to 40%. This increase was made to allow for greater acknowledgment of individual contributions. All company executives with the exception of Mr. Oclassen remained at a 25% bonus target level, and Mr. Oclassen’s target level was raised to 35%. For 2008, the Transcept board of directors, with the participation of the compensation committee and members of management, formulated seven new weighted corporate performance goals that were consistent with the maturation of the Intermezzo® development program and pre-commercialization activities planned by Transcept. Specifically, fiscal 2008 corporate performance goals were as follows:

•	Food and Drug Administration, or FDA, acceptance of the Intermezzo® new drug application;

•	Completion of a substantial equity financing transaction;

•	Achieve milestones relating to the Intermezzo® formulation patent;

•	Secure grant or similar non-dilutive funding with respect to early stage product candidates;

•	Achieve milestones relating to early stage candidates; and

•	Identify and hire sales and marketing executive and prepare a commercial launch plan for Intermezzo.

The TPI board of directors believed that these goals were attainable with a very high level of executive performance and that such goals would be challenging to achieve. By example, new drug application, or NDA, goals focused upon the timely and quality submission of the NDA by a team that had never before done so, and the intellectual property goals require working with a government agency to timely achieve certain intellectual property milestones. Similarly, the equity financing environment in 2008 was expected to be difficult even prior to the late 2008 downturn in financial markets.

In February 2009, our compensation committee met to determine bonus payments under the incentive bonus plan for fiscal 2008 performance. The following table summarizes payments approved at the meeting. The bonus payment for Mr. Moore was pro-rated to reflect the fact that he joined us during fiscal 2008.

Officer	Maximum Potential Bonus	Bonus Paid Based on Corporate Goals	Discretionary Bonus	Bonus Total
Glenn Oclassen	$131,250	$55,125	$52,500	$107,625
Thomas P. Soloway	$64,000	$26,880	$25,600	$52,480
Nikhilesh N. Singh, Ph.D.	$63,750	$26,775	$25,500	$52,275
Terrence O. Moore	$37,483	$15,743	$14,993	$30,736
Marilyn E. Wortzman	$52,500	$22,050	$21,000	$43,050

For purposes of determining the portion of the executive bonuses payable upon satisfaction of corporate goals, the compensation committee determined that the corporate objectives had been met at the 70% level based on the weightings applied to the individual corporate objectives. Approximately 55% of the achieved objectives related to FDA acceptance of the Intermezzo® NDA in December 2008 and completion of an equity financing through the merger with Novacea. The remaining 15% related to clinical development of a second product candidate and hiring objectives. As a result, each of the named executive officers was allocated a bonus based on corporate goals equal to 42% of his or her total bonus target (70% multiplied by the 60% of the total bonus target attributable to corporate goals).

The discretionary portion of the 2008 bonuses, representing 40% of the total target bonus, was determined based on the committee’s review of executive officer performance. With respect to each of the named executive officers, the compensation committee determined that their individual performances merited receipt of the full discretionary bonus that could be earned under the bonus program. Key factors influencing the decision to award full discretionary bonuses were completion of the merger with Novacea in an unprecedented and difficult economic environment and submission to and FDA acceptance of the Intermezzo® NDA. The compensation committee believes that these factors were critically important to the progress of our business in 2008 and their achievement reflects a management team that is working well individually on specific functional objectives but also collectively to satisfy major corporate objectives.

Fiscal 2009 Bonus Plan

In February 2009, with the assistance of Compensia, our compensation committee reviewed the structure of our previous cash incentive bonus program as well as the levels of target compensation under the program. As noted above in the base salary discussion, our compensation committee determined, based in part on the Compensia review, to increase the aggregate total realizable cash compensation for our executive officers to approximately the 75th percentile of our peer group while setting an approximate target of the 50th percentile with respect to base salary levels. This determination reflects the philosophy of our compensation committee that cash compensation should be competitive with our peer group but that a substantial portion of the amount that can be earned should be “at risk” and subject to achievement of corporate objectives that promote the development of our business.

In order to implement the program for 2009, we increased the percentage of each officer’s base salary that can be earned under the program. Specifically, the target bonus for Mr. Oclassen was set at 50% of his base salary, the target bonus for Dr. Singh and Mr. Soloway was set at 35% of their respective base salaries, and the target bonus for the remaining named executive officers was set at 30% of their respective base salaries. As in 2008, the 2009 target bonus to be paid to the named executive officers will be based 60% on achievement of corporate objectives with the remaining 40% determined on a discretionary basis subject to individual performance and other factors. No bonus will be paid to the named executive officers unless the corporate goals are determined to have been achieved at a 65% level based on assigned weightings to each of the corporate objectives. The compensation committee retained discretion to determine the portion of the bonus that would be paid if the corporate goals were achieved at a level between 65% and 100%. The compensation committee also retained the discretion to change the bonus structure and the bonus payouts as it considered appropriate. Corporate goals for 2009 relate to the regulatory and marketing status of Intermezzo®, patent prosecution, development of a second product candidate, and development of strategic partner relationships.

Stock Option Awards

We believe that stock option awards are an effective means of aligning the interests of executives and stockholders, rewarding executives for achieving success over the long term and providing executives an incentive to remain with Transcept. We grant options to new executives upon the commencement of their employment and historically have tied additional option grants to the timing of financing events and based upon overall corporate performance, individual performance and the executives’ existing option grants and equity holdings, including factors such as the total percentage of the company’s capital stock represented by those option grants and holdings and the extent to which these grants and holdings were then vested. As a public company, however, we expect to move from an event-based grant program for executive officer stock option grants to an annual grant timetable that is part of the annual review process.

The typical vesting schedule for initial stock option grants to our employees includes a 25% cliff at one year, and equal monthly vesting thereafter over the next 36 months. After an initial stock option grant is made to any employee, subsequent option grants will usually vest in equal monthly installments over a total of 48 months. Our compensation committee retains the discretion to grant additional options to executive officers as a reward for exceptional performance.

On February 12, 2009, as part of implementing an annual grant process, our compensation committee also granted the named executive officers options to purchase our common stock as indicated in the table below. All such stock options were granted under our 2006 Incentive Award Plan. Options granted to the named executive officers had an exercise price of $4.14 per share, the closing price of our common stock on February 12, 2009, the date of grant. The options vest in equal monthly installments over a 48-month period, subject to continuous active service to us during such period. The size of these grants was determined based on the recommendations of Compensia and a determination to grant equity incentives with a value equal to approximately the 75th percentile of our peer group. For purposes of valuing these grants, we ascertained their value under the Black-Scholes option pricing model in a manner and based on assumptions consistent with our determination of stock compensation expense under Financial Accounting Standard 123(R).

Name	Option Grant Shares
Glenn A. Oclassen	90,000
Thomas P. Soloway	42,000
Nikhilesh N. Singh, Ph.D.	42,000
Terrence O. Moore	35,000
Marilyn E. Wortzman	20,000

Employment and Severance Agreements

We believe that concerns about potential job loss or the possibility or occurrence of a change-in-control of the company can create uncertainty for our executive officers that may unduly affect their performance. For example, fear of an involuntary termination of employment without cause, such as in the event of a reduction in force or position elimination may lead to the untimely departure of a key employee. In addition, the possibility of a change-in-control of the company may create uncertainty for executives regarding their continued employment by the company because such transactions frequently result in changes in senior management.

Consequently, in March and April of 2009 our compensation committee approved the entry of the company into Change of Control and Severance Benefits Agreements with our executive officers, including our named executive officers, to harmonize the severance and change-in-control protection for our executives and to ensure that this protection was consistent with peer company and market practices. We believe that these agreements ensure the continued attention and dedication of our executive officers, including our named executive officers, to their assigned duties, and, thus, help ensure that they act in the best interests of our stockholders. These agreements also help to mitigate the risk of a potential job loss, as well as provide additional incentives to our executive officers to remain employed with the company.

These agreements provide that each executive officer, including each named executive officer, will receive certain severance benefits if his or her employment is terminated without “cause” or he or she resigns for “good reason” (as those terms are defined in the agreements), within 12 months after a change in control of the company (as such term is defined in the agreements), or if his or her employment is terminated without cause, other than within 12 months after a change of control of the Company. Where an executive’s employment is terminated without cause, the applicable payment amounts and benefit levels differ depending upon whether or not such termination occurs within 12 months after a change in control of the company. The agreements also provide for full acceleration of vesting of equity incentive awards in the event of a qualifying termination or resignation of employment within 12 months after a change in control of the company.

For additional information on the specific terms and conditions of the employment agreements of our named executive officers, and estimated potential payments and benefits under these arrangements in connection with qualifying terminations or resignations, see the discussion of “Employment and Severance Agreements” beginning on page 33 of this proxy.

Other Benefits

Executive officers are eligible to participate in all our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, which we believe are comparable to those provided at peer companies.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, places a limit of $1,000,000 on the amount of compensation that we may deduct as a business expense in any year with respect to our chief executive officer and certain other highly paid executive officers. We can preserve the deductibility of certain performance-based compensation in excess of $1,000,000 if the conditions of Code Section 162(m) are met. Under applicable tax guidance, the deduction limitation generally will not apply to compensation paid pursuant to any plan or agreement of Novacea or TPI that existed before the closing of the merger, while TPI was not a publicly-held corporation. In addition, certain compensation provided by newly-public companies through a specified reliance period generally will not be included for purposes of the Code Section 162(m) limit, assuming certain requirements are met. Accordingly, we believe that deductibility of all income recognized by executives pursuant to equity compensation granted by TPI prior to the merger with Novacea, as well as any equity compensation granted by Transcept since the merger and through the end of the reliance period, will not be limited by Code Section 162(m). While the compensation committee cannot predict how the deductibility limit may impact the Transcept compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to Transcept executive officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Code Section 409A imposes additional taxes on certain non-qualified deferred compensation arrangements that do not comply with its requirements. These requirements regulate an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Code Section 409A generally also provides that distributions of deferred compensation only can be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date or fixed schedule, a change in control, or the individual’s death or disability). For certain executives, Code Section 409A requires that such individual’s distribution of certain non-qualified deferred compensation amounts commence no earlier than six months after such officer’s separation from service. Transcept has and will continue to endeavor to structure its compensation arrangements to comply with Code Section 409A so as to avoid the adverse tax consequences associated therewith.

Novacea Compensation Discussion and Analysis

Background

In November 2007, the ASCENT-2 Phase 3 clinical trial of the Novacea lead product candidate, Asentar, for the treatment of androgen-independent prostate cancer was ended due to an unexplained imbalance of deaths between the treatment and control arms of the trial. At the time, Novacea also suspended enrollment in its Phase 2 clinical trial of Asentar for the treatment of advanced pancreatic cancer and other trials involving the use of Asentar. Additionally, in November 2007, the FDA placed a hold on the existing investigational new drug application, or IND, previously submitted by Novacea related to Asentar. Asentar had been the lead Novacea product candidate and one of only two product candidates in its development pipeline.

Following the adverse developments associated with the Asentar Phase 3 clinical trial, the Novacea board of directors directed management to begin to identify, evaluate, and recommend strategic alternatives for Novacea. Initially, the evaluation focused on preparing an assessment of the viability of further clinical development of Asentar and developing strategies to expand the Novacea product portfolio. Beginning in January 2008, Novacea management, at the direction of the board of directors, began a process of identifying and evaluating potential product acquisitions and licensing opportunities for the Novacea oncology portfolio. As the process continued, management began to concurrently identify and consider companies that might be candidates for a strategic business combination, initially in the field of oncology but eventually expanding to include candidates outside oncology. During 2008, in order to preserve cash resources, Novacea wound down most Asentar development activities, other than preparing a response to the FDA regarding the release of the clinical hold on the Asentar IND, limited development activities relating to its earlier stage product candidate, and implemented a restructuring plan that resulted in a 60% reduction in the Novacea work force. As of December 31, 2008, Novacea had only nine remaining employees. The process that the Novacea management and board of directors initiated in late 2007 and early 2008 culminated in the execution of a merger agreement with TPI in August 2008 and ultimately the completion of the merger in January 2009.

As a result of the developments in late 2007 relating to Asentar, compensation decisions during 2008 by the Novacea compensation committee were focused principally on incentivizing management to identify, evaluate, negotiate, and conclude a strategic transaction that would be in the best interests of Novacea and its stockholders. The Novacea named executive officers for 2008 were John P. Walker, who served as chief executive officer of Novacea and chairman of the board of directors; Edward C. Albini, who served as vice president and chief financial officer; Amar Singh, who served as vice president and chief commercialization officer; and Edward Schnipper, who served as executive vice president and chief medical officer. As indicated below, in September 2008, following the execution of the merger agreement between Novacea and TPI, when it became clear that Transcept would not develop any of the Novacea product candidates, Novacea terminated the employment of Mr. Singh and Dr. Schnipper. Mr. Walker remained chairman of the board and chief executive officer of Novacea and Mr. Albini remained vice president and chief financial officer until the closing of the merger with TPI in January 2009. Mr. Walker currently serves as a member of our Board of Directors.

The Novacea compensation committee was vested with the primary authority to approve compensation provided to executive officers, including the Novacea named executive officers. In 2007, the compensation committee relied on an independent, third-party compensation firm, Aon Radford, to advise the committee on the appropriate mix of base salary, bonus, and equity compensation ranges. The engagement of Aon Radford included a review of market data from salary surveys and peer proxy data for positions comparable to the Novacea executive positions. In contrast to 2007 compensation determinations, compensation decisions during 2008 were intended principally to incentivize a successful conclusion of a strategic repositioning of Novacea, including the transaction with TPI.

Base Salary

For 2007, base salary decisions were made in part based on survey data from Aon Radford and a determination that executive base salaries for Novacea executive officers should approximate the midpoint of the 75th percentile of the range of salaries for executives in similar positions with similar responsibilities at comparable peer companies, with use of a salary range of 80% to 120% of the midpoint base salary amount to recognize and reflect differences in individual responsibilities, performance and experience levels. For purposes of 2007 base salary determinations, the relevant peer group consisted of:

•     Adventrx Pharmaceuticals

•     Allos Therapeutics

•     ARIAD Pharmaceuticals

•     Cell Genesys

•     Cell Therapeutics

•     Cytokinetics

•     Dendreon

•     Rigel Pharmaceuticals

•     Spectrum Pharmaceuticals

•     Telik

•     Favrille

• Genitope • Genta • Geron • GTx • Hana Biosciences • Keryx Biopharmaceuticals • Micromet • Pharmacyclics • Seattle Genetics • SuperGen • Threshold Pharmaceuticals

In February 2008, Novacea increased the base salaries of Mr. Singh and Mr. Albini by $12,000 and $22,000, respectively, to maintain the conformity of their salaries within the targeted salary ranges for similar positions among peer companies. Novacea did not increase the base salaries of Mr. Walker and Dr. Schnipper during 2008. In the case of Dr. Schnipper, the base salary remained unchanged because he had recently joined Novacea in November 2007 and his salary level was still considered current with market rates for similar positions within the targeted ranges. Mr. Walker’s base salary in 2008 was $500,000 per year. Mr. Walker became chief executive officer of Novacea in September 2007, shortly before discontinuance of the Asentar clinical trials. He had served as interim chief executive officer of Novacea on a part-time basis since December 2006 at a salary of $250,000, and the increase in his base salary reflected his transition to full time status. Base annual salaries for 2008 for the remaining named executive officers were as follows: Mr. Albini, $292,000; Mr. Singh, $315,000; and Dr. Schnipper, $350,000.

Cash Incentive Bonuses

In connection with the 2008 restructuring and related workforce reduction in which approximately 60% of Novacea employees were terminated, the compensation committee determined that it was important to retain the named executive officers until such time as a strategic transaction was concluded or the compensation committee determined that the services of the named executive officers were no longer required. In that regard, in May 2008, the compensation committee approved retention bonus payments for each of the named executive officers equal to six months of base salary. The retention bonuses were to become payable upon the occurrence of certain corporate events, provided that the individual named executive officer continued his employment with Novacea through the date of the specific event. Under the terms of the agreements, if the executive was terminated without cause prior to the specified corporate event, but on or after the date Novacea entered into a definitive agreement relating to the corporate event, Novacea would pay the retention bonus to the affected named executive.

In September 2008, the compensation committee terminated the employment of Mr. Singh and Dr. Schnipper effective October 1, 2008 because Novacea had entered into the merger agreement with TPI,

Transcept had indicated it would not develop the Novacea product candidates, and Transcept intended to replace the then-current Novacea management team with the TPI management team. Novacea continued to employ Mr. Walker and Mr. Albini, however, because their continued services were required to complete the merger with TPI, particularly as they related to completing the necessary regulatory reviews and obtaining stockholder approval of the merger with TPI. As a result of their termination, Novacea paid retention bonuses to Mr. Singh of $157,500 and to Dr. Schnipper of $175,000 in October 2008.

Following their termination as executive officers in January 2009, Novacea paid retention bonuses to Mr. Walker and Mr. Albini in the amounts of $250,000 and $146,000, respectively.

In addition to the retention bonuses, Novacea paid performance bonuses in September 2008 to the named executive officers based on achievement of corporate objectives established earlier in the year. The corporate objectives related to obtaining removal of the clinical hold on the Asentar IND, controlling the level of the annual operating cash usage and completing a strategic transaction. These objectives, principally the execution of the agreement for the merger of Novacea and TPI in the third quarter of 2008, were determined to have been met at the 100% level. Bonus targets under the program were based on a percentage of the named executive officer’s base salary. For Mr. Walker, under the terms of his September 2007 employment agreement, the bonus target was established at 50% of his base salary. The bonus target as a percentage of base salary for the remaining named executive officers was set at 30% for Mr. Albini; 30% for Mr. Singh; and 35% for Dr. Schnipper. Under this bonus program, Novacea paid bonuses at the full target levels to each of the named executive officers as follows: Mr. Walker, $250,000; Mr. Albini, $87,600; Mr. Singh, $94,500; and Dr. Schnipper, $122,500.

Equity Incentives

Other than with respect to Mr. Walker, none of the named executive officers was granted any equity incentives during the Novacea fiscal year ending December 31, 2008. In February 2008, Novacea granted Mr. Walker an option to acquire 60,000 shares of Novacea common stock, at an exercise price of $14.00 per share, and a grant of restricted stock units covering 14,000 shares of Novacea common stock, with all equity amounts above reflecting adjustment for a 1-for-5 reverse stock split implemented in connection with the merger with TPI.

Termination and Change of Control Payments

As noted above, the principal objective of 2008 compensation for the Novacea named executive officers was to retain the named executive officers’ services for as long as Novacea required and to incentivize the executive officers to complete a strategic transaction that the board of directors determined was in the best interests of Novacea and its stockholders.

In September 2007, Novacea entered into an amended and restated employment agreement with Mr. Walker, which was amended in October 2008. In addition, between April 2006 and November 2007, Novacea entered into severance benefit agreements with the remaining named executive officers, with certain benefits amended subsequently in December 2007, October 2008 and November 2008. Under these agreements, each executive was entitled to certain benefits upon a change or control and/or termination of the executive’s employment under circumstances defined in the agreements, which included terminations in connection with the merger with TPI.

Under the terms of these agreements, as a result of the merger with TPI, each executive’s stock awards became immediately vested upon their termination of employment. In addition, as a member of our board of directors, Mr. Walker’s options remain exercisable for a 12-month period following a cessation of board service, except in the case of retirement at the minimum age of 62, in which case the options remain exercisable for an 18-month period. For Dr. Schnipper, Mr. Singh, and Mr. Albini, they were permitted to continue to exercise their options for a period of 30 months from their respective dates of termination of employment.

In addition, as a result of the merger with TPI and their termination of employment, each of the named executive officers became entitled to receive a lump sum cash payment equal to the sum of the following:

•	12 months’ of base salary as then in effect;

•	earned but unpaid bonuses for the fiscal year preceding the fiscal year in which the termination occurred;

•	an amount equal to the pro-rated portion of 100% of such executive’s bonus for the fiscal year in which the termination occurred; and

•	an amount equal to 50% of the executive’s target annual bonus for the fiscal year in which the covered termination occurs.

Dr. Schnipper and Mr. Singh were also entitled to reimbursement of COBRA premium payments for up to six months following their termination.

Payments under these change of control and termination benefits are outlined in greater detail, with respect to Mr. Singh and Dr. Schnipper, in the executive compensation tables for Novacea on page 43 and, with respect to Mr. Walker and Mr. Albini, in the section captioned Novacea Employment Agreements on page 44.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully Submitted By:
MEMBERS OF THE COMPENSATION COMMITTEE

Daniel K. Turner III, Compensation Committee Chair
Christopher B. Ehrlich
Camille D. Samuels

Dated: April 29, 2009

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. Since the formation of the Compensation Committee, none of its members has been an officer or employee of the Company while a member of the Compensation Committee.

Executive Compensation—Transcept Pharmaceuticals, Inc. (TPI)

The following table provides information regarding the compensation of the principal executive officer, principal financial officer and each of the next three most highly compensated executive officers of TPI. We refer to these executive officers as the TPI named executive officers. Unless otherwise specified, all amounts in the table below were paid by TPI.

TPI Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Option Grants(2)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Glenn A. Oclassen,	2008	$370,833	$147,775	$107,625	$2,492	(3)	$628,725
President, Chief Executive Officer and Director	2007	$325,000	$126,631	$90,000	$2,640	(3)	$544,271
	2006	$288,333	$22,652	—	$1,112	(3)	$312,097

Thomas P. Soloway,	2008	$254,667	$49,338	$52,480	$2,492	(3)	$358,977
Senior Vice President, Operations and Chief Financial Officer	2007	$240,000	$42,573	$60,800	$2,640	(3)	$346,013
	2006	$221,667	$9,480	—	$1,112	(3)	$232,259

Nikhilesh N. Singh, Ph.D.,	2008	$253,917	$86,732	$52,275	$2,492	(3)	$395,416
Senior Vice President, Chief Scientific Officer	2007	$242,000	$73,580	$61,265	$2,640	(3)	$379,485
	2006	$226,417	$8,474	$10,000	$1,112	(3)	$246,003

Terrence O. Moore,	2008	$148,958	$38,751	$30,736	$18,379	(4)	$236,824
Vice President, Marketing & Sales	2007	—	—	—	—		—
	2006	—	—	—	—		—

Marilyn E. Wortzman	2008	$210,000	$25,156	$43,050	$2,492	(3)	$280,698
Vice President, Finance	2007	$155,500	$15,861	$45,075	$37,426	(6)	$253,862
	2006	—	—	—	$62,850	(5)	$62,850

(1)	The amounts in this column include payments in respect of accrued vacation, holidays, and sick days.
(2)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year computed in accordance with SFAS No. 123R.
(3)	Represents life insurance premiums paid by TPI.
(4)	Represents the sum of $12,500 for housing allowance, $4,426 of relocation reimbursement, and $1,453 in life insurance premiums paid by TPI.
(5)	Represents fees paid by TPI pursuant to a consulting agreement between Ms. Wortzman and TPI.
(6)	Represents $35,775 of fees paid by TPI pursuant to a consulting agreement between Ms. Wortzman and TPI, and $1,651 of life insurance premiums paid by TPI.

TPI Grants of Plan-Based Awards

The following table provides information regarding grants of stock options to each of the TPI named executive officers during the fiscal year ended December 31, 2008. All options were granted at the fair market value of TPI common stock, as determined by the TPI board of directors on the date of grant. The options granted to the TPI named executive officers were granted under the Transcept Pharmaceuticals, Inc. Amended and Restated 2002 Stock Option Plan.

Name	Grant Date	Possible Payout under Non-Equity Incentive Plan Awards	All Other Option Grants: Number of Securities Underlying Options	Exercise Price or Base Price of Option Awards	Grant Date Fair Value(2)
		Target(1)
Glenn A. Oclassen.	—	$131,250	—	—	—
Thomas P. Soloway.	—	$64,000	—	—	—
Nikhilesh N. Singh, Ph.D	—	$63,750	—	—	—
Terrence O. Moore.	07/01/2008	$37,483	91,871	$4.0328	$325,000
Marilyn E. Wortzman	—	$52,500	—	—	—

(1)	Represents the target potential payout at 100% under the TPI annual incentive bonus plan for the year ended December 31, 2008. Actual amounts paid in February 2009 related to the 2008 non-equity incentive plan are reflected in the compensation table above.

(2)	Represents the dollar amount of compensation cost recognized over the requisite service period, in accordance with SFAS 123R, which includes both the amounts recorded as compensation expense against income for the 2008 fiscal year as well as amounts to be recognized in future requisite service periods.

Employment and Severance Agreements

The Company has entered into Change of Control and Severance Benefits Agreements with each of the Transcept named executive officers. Each of these agreements provides for the executive officer to remain an at-will employee of the Company, has a term of five years, and also contains provisions that allow for the timing of payments under the agreements to be altered in order to prevent certain adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended.

Definitions

“Cause” under these agreements means any one or more of the following:

•	conviction of (or pleading guilty or no contest to) any felony or any crime involving moral turpitude;

•	participation in any material fraud, material act of dishonesty, or other act of intentional and material misconduct against the Company;

•	intentionally damaging or willfully misappropriating any property of the Company that in any case has a material adverse effect on the Company;

•	materially breaching any fiduciary, statutory, or contractual duty owed to the Company;

•	regularly and materially failing to diligently and successfully perform the executive’s duties;

•	failing to cooperate with the Company in any investigation or proceeding by any governmental or similar authority or as otherwise authorized by the Board of Directors or a committee thereof; or

•	being found liable in an SEC action and/or being disqualified by the SEC from serving in an executive role.

“Good Reason” under these agreements means that the executive resigns his or her role with the Company if one of the following has taken place without the executive’s consent, has not been cured within 30 days of the of the executive providing written notice to the Board of Directors of the Company, and the executive’s resignation is effective within 60 days after expiration of the 30 day cure period:

•	there is a material reduction in the executive’s base annual salary;

•

there is a material change in the executive’s position or responsibilities (including the person or persons to whom the executive has reporting responsibilities) that represents an adverse change from the executive’s position or responsibilities from those in effect at any time within 90 days preceding the change of control; provided, however, that a change of control which results in the subsequent conversion of the Company to a division or unit of the acquiring corporation will not by itself result in a material reduction in the executive’s level of responsibility;

•	the executive is required to relocate his or her principal place of employment to a facility or location that would increase the executive’s one-way commute distance by more than 35 miles;

•	the Company materially breaches its obligations under any then-effective employment agreement with the executive; or

•	an acquirer, successor or assignee of the Company fails to assume and perform, in any material respect, the obligations of the Company under the employment agreement.

“Change of Control” under these agreements means:

•

a transaction or series of transactions (other than a public offering through a registration statement filed with the SEC) whereby any person or persons directly or indirectly acquires beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

•

any period of two consecutive years during which individuals who constitute a majority of the Board of Directors of the Company at the beginning of such two year period, together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

•

the consummation by the Company of a merger, consolidation, reorganization, business combination, sale or disposition of all or substantially all of the Company’s assets in a single transaction or series of related transactions, or the acquisition of assets or stock of another entity, in each case other than in a transaction:

•

which results in the voting securities of the Company outstanding immediately before the transaction continuing to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and

•

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity, not including such persons who prior to consummation of the transaction owned enough securities to represent 50% of the voting securities of the successor entity following consummation of the transaction; or

•	the Company’s stockholders approve a liquidation or dissolution of the Company.

Material Severance Terms Pertaining to Named Executive Officers

Glenn A. Oclassen

In the event that the Company terminates Mr. Oclassen’s employment without cause or Mr. Oclassen resigns for good reason, in either case within 12 months of a change of control, Mr. Oclassen will receive a single lump sum severance payment equal to two times his then-effective annual salary, continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Mr. Oclassen and his eligible dependents become covered under similar plans, and the vesting of 100% of Mr. Oclassen’s then-outstanding unvested equity awards.

In the event that the Company terminates Mr. Oclassen’s employment without cause other than within 12 months after a change of control, Mr. Oclassen will receive a single lump sum severance payment equal to 1.5 times his then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Mr. Oclassen and his eligible dependents become covered under similar plans.

Thomas P. Soloway

In the event that the Company terminates Mr. Soloway’s employment without cause or Mr. Soloway resigns for good reason, in either case within 12 months of a change of control, Mr. Soloway will receive a single lump sum severance payment equal to 1.5 times his then-effective annual salary, continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Mr. Soloway and his eligible dependents become covered under similar plans, and the vesting of 100% of Mr. Soloway’s then-outstanding unvested equity awards.

In the event that the Company terminates Mr. Soloway’s employment without cause other than within 12 months after a change of control, Mr. Soloway will receive a single lump sum severance payment equal to his then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Mr. Soloway and his eligible dependents become covered under similar plans.

Nikhilesh N. Singh

In the event that the Company terminates Dr. Singh’s employment without cause or Dr. Singh resigns for good reason, in either case within 12 months of a change of control, Dr. Singh will receive a single lump sum severance payment equal to 1.5 times his then-effective annual salary, continued payment of premiums for group health benefits until the earlier of 18 months after termination or the date upon which Dr. Singh and his eligible dependents become covered under similar plans, and the vesting of 100% of Dr. Singh’s then-outstanding unvested equity awards.

In the event that the Company terminates Dr. Singh’s employment without cause other than within 12 months after a change of control, Dr. Singh will receive a single lump sum severance payment equal to his then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Dr. Singh and his eligible dependents become covered under similar plans.

Terrence O. Moore

In the event that the Company terminates Mr. Moore’s employment without cause or Mr. Moore resigns for good reason, in either case within 12 months of a change of control, Mr. Moore will receive a single lump sum severance payment equal to his then-effective annual salary, continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Mr. Moore and his eligible dependents become covered under similar plans, and the vesting of 100% of Mr. Moore’s then-outstanding unvested equity awards.

In the event that the Company terminates Mr. Moore’s employment without cause other than within 12 months after a change of control, Mr. Moore will receive a single lump sum severance payment equal to his then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Mr. Moore and his eligible dependents become covered under similar plans.

Marilyn E. Wortzman

In the event that the Company terminates Ms. Wortzman’s employment without cause or Ms. Wortzman resigns for good reason, in either case within 12 months of a change of control, Ms. Wortzman will receive a single lump sum severance payment equal to her then-effective annual salary, continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Ms. Wortzman and her eligible dependents become covered under similar plans, and the vesting of 100% of Ms. Wortzman’s then-outstanding unvested equity awards.

In the event that the Company terminates Ms. Wortzman’s employment without cause other than within 12 months after a change of control, Ms. Wortzman will receive a single lump sum severance payment equal to her then-effective annual salary and continued payment of premiums for group health benefits until the earlier of 12 months after termination or the date upon which Ms. Wortzman and her eligible dependents become covered under similar plans.

Potential Payments upon Termination

Within Twelve Months After a Change of Control

Based upon a hypothetical termination date of December 31, 2008, assuming that the above-described Change of Control and Severance Benefits Agreements were in place as of such date, and that the named executive officers were terminated without cause or resigned their positions for good reason within 12 months after a change of control of the Company, our named executive officers would have been entitled to the following payments and benefits:

Name	Lump Sum Salary- Based Severance Payment(1)	Accelerated Vesting of Unvested Equity Awards(2)	Maximum Continued Payment of COBRA Premiums(3)	Total
Glenn A. Oclassen	$810,000	$874,643	$63,890	$1,748,533
Thomas P. Soloway	$420,000	$337,503	$25,765	$783,268
Nikhilesh N. Singh, Ph.D.	$420,000	$460,911	$30,625	$911,536
Terrence O. Moore	$275,000	$411,076	$22,997	$709,073
Marilyn E. Wortzman	$225,000	$144,007	$15,282	$384,289

(1)	Represents two times Mr. Oclassen’s annual base salary for fiscal year 2009, 1.5 times Mr. Soloway’s and Dr. Singh’s annual base salaries for fiscal year 2009, and each of for Mr. Moore’s and Ms. Wortzman’s annual base salary for fiscal year 2009.
(2)	Represents the excess, if any, of $7.50, which was the closing price of our common stock on December 31, 2008, over the option exercise price with respect to all unvested options held by each named executive officer as of the date hereof.
(3)	Represents continued payments of monthly health premiums for 18 months for Messrs. Oclassen and Soloway and Dr. Singh, and 12 months for Mr. Moore and Ms. Wortzman.

Other Than Within Twelve Months After a Change of Control

Based upon a hypothetical termination date of December 31, 2008, assuming that the above-described employment and severance agreements were in place as of such date, and that the named executive officers were terminated without cause other than within 12 months of a change of control of the Company, our named executive officers would have been entitled to the following payments and benefits:

Name	Lump Sum Salary- Based Severance Payment(1)	Maximum Continued Payment of COBRA Premiums(2)	Total
Glenn A. Oclassen	$607,500	$63,890	$671,390
Thomas P. Soloway	$280,000	$17,177	$297,177
Nikhilesh N. Singh, Ph.D.	$280,000	$20,417	$300,417
Terrence O. Moore	$275,000	$22,997	$297,997
Marilyn E. Wortzman	$225,000	$15,282	$240,282

(1)	Represents 1.5 times Mr. Oclassen’s annual base salary for fiscal year 2009 and the annual base salaries for fiscal year 2009 for each of Mr. Soloway, Dr. Singh, Mr. Moore and Ms. Wortzman.
(2)	Represents continued payments of monthly health premiums for 18 months for Mr. Oclassen and 12 months for Mr. Soloway, Dr. Singh, Mr. Moore and Ms. Wortzman.

TPI Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning the outstanding option awards held as of December 31, 2008 by each of the TPI named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price	Option Expiration Date
Glenn A. Oclassen	122,809	36,512	(1)	$0.8844	03/15/2016
	75,229	88,901	(2)	$1.7688	04/04/2017
Thomas P. Soloway	51,396	15,281	(1)	$0.8844	03/15/2016
	24,066	28,443	(2)	$1.7688	04/04/2017
Nikhilesh N. Singh, Ph.D.	45,940	13,659	(1)	$0.8844	03/15/2016
	46,790	55,298	(2)	$1.7688	04/04/2017
Terrence O. Moore	0	91,871	(1)	$4.0328	07/01/2018
Marilyn E. Wortzman	853	560	(1)	$0.8844	07/19/2016
	9,893	12,721	(1)	$1.7688	04/04/2017
	2,473	3,181	(1)	$2.1225	08/22/2017

(1)	Subject to four year vesting with a one year cliff.
(2)	Vests monthly over four years.

TPI Options Exercised and Stock Vested

No outstanding options were exercised by the TPI named executive officers during the fiscal year ended December 31, 2008, nor were any stock awards held by the TPI named executive officers during such fiscal year subject to vesting.

TPI Potential Payments Upon Termination or Change of Control

For a description of obligations of Transcept towards certain of its named executive officers in connection with a change of control of Transcept, see the description set forth above under the heading “Employment and Severance Agreements.”

Director Compensation—Transcept Pharmaceuticals, Inc. (TPI)

The following table sets forth, for the year ended December 31, 2008, a summary of compensation for all non-employee directors of TPI that are continuing as non-employee directors of the Company after the closing of the reverse merger between Novacea and TPI:

Name	Option Awards(1)	Other(2)	Total
Christopher B. Ehrlich	—	—	—
Thomas D. Kiley	$20,920	$50,000	$70,920
Kathleen D. LaPorte	—	—	—
G. Kirk Raab	$41,811	$187,500	$229,311
Daniel K. Turner III	—	—	—

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year computed in accordance with SFAS No. 123R.
(2)	The amounts in this column represent consulting fees earned pursuant to consulting agreements with TPI.

Transcept reimburses non-employee directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or any committee of the board of directors. Following the merger with Novacea, the Transcept Board of Directors approved a policy for compensation for non-employee directors as follows:

•	$40,000 per year for service as a board member;

•	$12,000 per year for service as chairperson of the audit committee;

•	$10,000 per year for service as chairperson of the compensation committee;

•	$6,000 per year for service as chairperson of the nominating committee;

•	$6,000 per year for service as a non-chairperson member of the audit committee;

•	$5,000 per year for service as a non-chairperson member of the compensation committee; and

•	$3,000 per year for service as a non-chairperson member of the nominating committee.

No director who serves as an employee of Transcept receives compensation for services rendered as a director.

Pursuant to the Amended and Restated Independent Director Equity Compensation Policy, non-employee directors are granted the following initial and annual, automatic, non-discretionary nonqualified stock options to purchase shares of common stock:

•

Each new non-employee director receives an automatic grant for an option to purchase 10,000 shares of common stock as of the date he or she first becomes a non-employee director. This option vests in equal monthly installments over three years.

•

A non-employee director who is first appointed chairman of the board also receives an automatic grant of an option to purchase 10,000 shares as of the date he or she becomes chairman of the board. This option vests in equal monthly installments over three years.

•

On the date of the first regularly scheduled compensation committee of each year, each individual who continues to serve as a non-employee director on such date receives an automatic option grant to purchase 4,000 shares of common stock, provided that such individual has served as a non-employee director of the Company for at least six months. This option vests in equal monthly installments over 12 months following the date of grant.

•

On the date of the first regularly scheduled compensation committee of each year, each non-employee director serving as chairman of the board who continues to serve as chairman of the board on such date also receives an automatic option grant to purchase 1,000 shares of common stock, provided that such individual has served as chairman of the board for at least six months. This option vests in equal monthly installments over 12 months following the date of grant.

The exercise price of each option granted to a non-employee director is equal to 100% of the fair market value on the date of grant of the shares covered by the option. Options have a maximum term of 10 years measured from the grant date, subject to termination in the event of the optionee’s cessation of board service.

The Amended and Restated Independent Director Equity Compensation Policy provides that an optionee has a 12-month period following a cessation of board service in which to exercise any outstanding vested options, except in the case of a director’s retirement provided the director has reached the age of 62, in which case the options will be exercisable for an 18-month period following the director’s retirement. Options granted to non-employee directors pursuant to the Amended and Restated Independent Director Equity Compensation Policy and under the 2006 Incentive Award Plan will fully vest and become immediately exercisable upon a change in control of the company. In addition, options held by any director who retires while serving as a member of the board after reaching the age of 62 will fully vest and become immediately exercisable upon such director’s retirement under the Amended and Restated Independent Director Equity Compensation Policy.

Executive Compensation—Novacea, Inc.

The following table provides information regarding the compensation of the principal executive officer, principal financial officer and other named executive officers for the pre-merger public company known as Novacea. We refer to these executive officers as the Novacea named executive officers.

Novacea Summary Compensation Table

Name and Principal Position	Year	Salary(1)		Stock Awards(2)	Option Grants(3)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
John P. Walker	2008	$500,000		$314,121	$315,654	$250,000	$264	(4)	$1,380,039
Chief Executive Officer and Chairman	2007	$319,391	(10)	$130,029	$1,313,043	$193,750	$204,264	(5)	$2,160,477
	2006	$20,833	(10)	—	$117,409	—	$44,000		$182,542

Edward C. Albini	2008	$292,000		$67,965	$242,522	$87,600	$7,764	(7)	$697,851
Vice President and Chief Financial Officer	2007	$270,000		$139,697	$90,570	$70,000	$7,764	(7)	$578,031
	2006	$254,800		—	$36,610	$41,500	$6,916		$339,826

Edward F. Schnipper	2008	$292,451		—	$140,024	$122,500	$586,448	(8)	$1,141,423
Executive Vice President and Chief Medical Officer	2007	$35,897		—	$18,005	$20,000	$22	(9)	$73,925
	2006	—		—	—	—	—		—

Amar Singh	2008	$284,558		$248,692	$793,520	$94,500	$519,948	(6)	$1,941,218
Chief Commercialization Officer	2007	$303,000		$279,394	$297,669	$74,500	$8,014	(11)	$962,577
	2006	$245,210		—	$151,434	$48,000	$79,174		$523,819

(1)	The amounts in this column include payments in respect of accrued vacation, holidays, and sick days.
(2)	The amounts in this column represent the expense recognized for a portion of the current year restricted stock unit awards to our executives, computed in accordance with SFAS No. 123R.
(3)	The amounts in this column represent the expense recognized for financial statement reporting purposes with respect to the fiscal year, computed in accordance with SFAS No. 123R.
(4)	Represents term life insurance premium.
(5)	Represents sum of Mr. Walker’s one-time sign-on bonus of $150,000 upon election as chief executive officer effective September 19, 2007, term life insurance premium of $264, and $54,000 compensation for his services as chairperson of the Board prior to his election as chief executive officer.
(6)	Represents the sum of a retention payment of $157,500, $315,000 and $47,250 in termination and change of control payments, and $198 in term life insurance premiums.
(7)	Represents $7,500 in matching contributions made by Novacea under its 401(k) and term life insurance premium of $264.
(8)	Represents the sum of a retention payment of $175,000, $350,000 and $61,250 in termination and change of control payments, and $198 in term life insurance premiums.
(9)	Represents term life insurance premium.
(10)	Mr. Walker joined Novacea as interim chief executive officer on December 18, 2006. Mr. Walker’s annual salary in 2007 and 2006 was $500,000 for full-time employment; however he worked at 50% of full-time capacity until September 18, 2007. He was elected as chief executive officer working full-time effective September 19, 2007.
(11)	Represents $7,750 in matching made by Novacea under its 401(k) and term life insurance premium of $264.

Novacea Grants of Plan-Based Awards

The following table provides information regarding grants of stock options to each of the Novacea named executive officers during the fiscal year ended December 31, 2008. All options were granted at the fair market value of the Novacea common stock, as determined by the Novacea board of directors on the date of grant, and were granted under the Novacea, Inc. 2006 Incentive Award Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Grants: Number of Securities Underlying Options	Exercise Price or Base Price of Option Awards	Grant Date Fair Value(1)
John P. Walker	02/13/2008	—	60,000	$14.00	$526,590
	02/13/2008	14,000	—	—	$196,000

(1)	Represents the dollar amount of compensation cost recognized over the requisite service period, in accordance with SFAS No. 123R, which includes both the amounts recorded as compensation expense for the 2008 fiscal year as well as amounts to be recognized in future requisite service periods.

Novacea Employment Agreements

In connection with the wind-down of Novacea operations and the merger of Novacea and TPI, the named executive officers of Novacea received payments and other benefits pursuant to the terms of their Executive Severance Benefit Agreements, as amended (if applicable). The employment of Dr. Schnipper and Mr. Singh was terminated effective October 1, 2008, and payments to such executive officers are reflected in the Novacea Summary Compensation Table set forth above. The remaining Novacea named executive officers, Messrs. Walker and Albini, resigned as executive officers of the Company in connection with the January 30, 2009 merger of Novacea and TPI and became entitled to certain payments as follows:

Name	Lump Sum Salary- Based Retention and Severance Payments		Accelerated Vesting of Unvested Equity Awards(3)	Total
John P. Walker	$875,000	(1)	$141,000	$1,016,000
Edward C. Albini	$481,800	(2)	$15,000	$496,800

(1)	Represents the sum of $250,000 retention payment, and $500,000 and $125,000 in termination and change of control payments.
(2)	Represents the sum of $146,000 retention payment, and $292,000 and $43,800 in termination and change of control payments.
(3)	Represents the market price of the shares of the Common Stock underlying the stock award on January 30, 2009, or $4.50, multiplied by the shares vested on the January 30, 2009 date of the merger, or 31,333 and 3,333 for Mr. Walker and Mr. Albini, respectively.

Novacea Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning the outstanding option awards held as of December 31, 2008 by each of the Novacea named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
John P. Walker	6,666	3,334	(1)	$32.50	05/09/2016	—		—
	10,000	0		$31.05	09/13/2016	—		—
	5,000	0		$29.50	01/17/2017	—		—
	50,000	0		$30.85	12/18/2016	—		—
	12,500	47,500	(2)	$14.00	02/13/2018	—		—
	—	—		—	—	14,000	(5)	$105,000
	—	—		—	—	4,000	(5)	$30,000
	—	—		—	—	13,333	(5)	$99,998

Amar Singh	37,802	1,678	(3)	$32.50	05/09/2016	—		—
	8,749	3,251	(4)	$29.50	01/17/2017	—		—
	20,000	20,000	(4)	$15.15	12/12/2017	—		—

Edward C. Albini	16,000	0		$6.475	03/03/2014	—		—
	5,714	0		$9.625	09/14/2015	—		—
	64	36	(3)	$32.50	05/09/2016	—		—
	4,791	5,208	(4)	$29.50	01/17/2017	—		—
	9,999	30,001	(4)	$15.15	12/12/2017	—		—
	—	—		—	—	3,333	(5)	$24,998

Edward F. Schnipper	21,668	58,332	(3)	$14.05	11/26/2017	—		—

(1)	Vests monthly from date of grant. Accelerated and became fully vested on January 30, 2009.
(2)	Vests monthly over four years from date of grant. Accelerated and became fully vested on January 30, 2009.
(3)	Subject to four year vesting with a one year cliff. Accelerated and became fully vested on January 30, 2009.
(4)	Vests monthly over four years from date of grant. Accelerated and became fully vested on January 30, 2009.
(5)	Accelerated and became fully vested on January 30, 2009.

Novacea Options Exercised and Stock Vested

The following table presents certain information concerning the vesting of stock awards by each of the Novacea named executive officers during the fiscal year ended December 31, 2008, including the value of the stock awards. No options were exercised during 2008.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
John P. Walker	2,000	$31,400
	6,667	$48,333
Amar Singh	4,000	$59,400
	4,000	$62,800
	4,000	$22,000
Edward C. Albini	2,667	$41,866
	2,000	$29,700

(1)	The aggregate dollar amount realized upon the vesting of a stock award represents the aggregate market price of the shares of the Common Stock underlying the stock award on the vesting date multiplied by the shares vested on the vesting date.

Novacea Potential Payments Upon Termination or Change of Control

For a description of the payments to Novacea named executive officers in connection with the January 30, 2009 merger of Novacea and TPI, see the description set forth above under the heading Novacea Employment Agreements.

Director Compensation—Novacea, Inc.

The following table sets forth, for the year ended December 31, 2008, a summary of compensation for all non-employee directors of Novacea as of December 31, 2008:

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Daniel M. Bradbury	$84,250	$105,426	$189,676
Judith A. Hemberger	$52,000	$55,742	$107,742
James I. Healy	$48,000	$32,907	$80,907
Michael G. Raab	$49,000	$32,907	$81,907
Frederick J. Ruegsegger	$58,083	$19,131	$77,214
Camille D. Samuels	$53,000	$32,907	$85,907
Eckard Weber	$40,000	$32,907	$72,907

(1)	The amounts in this column represent the expense recognized for financial statement reporting purposes with respect to the fiscal year, computed in accordance with SFAS No. 123R.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors. The purpose of the Audit Committee includes the following:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board of Directors of the Company in oversight and monitoring of:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements under applicable securities law,

•	the independent registered public accounting firms’ qualifications, independence and performance, and

•	the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;

•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•

Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

In performing its responsibilities, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee has also discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

Pursuant to the applicable requirements of the PCAOB regarding communications between Ernst & Young LLP and the Audit Committee concerning independence, the Audit Committee received written disclosures and the letter from Ernst & Young LLP, and discussed with Ernst & Young LLP its independence from management.

The Audit Committee discusses with the Company’s independent registered public accounting firm the overall scope and plans for its audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

Respectfully Submitted by:
MEMBERS OF THE AUDIT COMMITTEE

Frederick J. Ruegsegger, Audit Committee Chair
Christopher B. Ehrlich
Kathleen D. LaPorte

Dated: April 29, 2009

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL

PERSONS AND OTHER MATTERS

Independence of Directors

The Board of Directors has determined that directors Ehrlich, Kiley, LaPorte, Nunn, Ruegsegger and Turner are each independent as defined under the NASDAQ Stock Market LLC listing standards. The Board of Directors has also determined that each member of the Compensation Committee and Nominating and Corporate Governance Committee is independent as defined under the NASDAQ Stock Market LLC listing standards, and that each member of the Audit Committee is independent as defined under the NASDAQ Stock Market LLC listing standards and applicable SEC rules. In reaching its conclusions on independence, the Board of Directors reviewed, among other factors, the relationships of between the above-identified directors and certain investors in the Company and determined that such relationships did not affect such directors’ independence under the standards of the NASDAQ Stock Market LLC, or, where applicable, under SEC rules.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the Audit Committee’s charter, the Company’s policy is for the Audit Committee to review and approve all related party transactions. We have not adopted specific standards for approval of these transactions, but instead the Audit Committee reviews each such transaction on a case by case basis.

Transactions with Related Persons

Investor Rights Agreement

Novacea entered into an investor rights agreement with certain of its stockholders pursuant to which such stockholders have registration rights with respect to their shares of common stock. These registration rights include demand registration rights, under which holders of at least 20% of these shares can request that we register all or a portion of their shares, and Form S-3 registration rights, under which holders of these shares are entitled to request that we register their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered is at least $1.0 million, in each case subject to certain limitations. Additionally, these stockholders are entitled to certain piggyback registration rights. As a result, whenever we propose to file a registration statement under the Securities Act, the holders of registrable securities are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their registrable shares in the registration.

Executive Employment and Severance Benefits Agreements

For a description of the Company’s obligations pursuant to executive employment and severance agreements, see the description set forth above under the heading “Employment and Severance Agreements.”

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its directors and officers, which require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Consulting Agreement Between Transcept and G. Kirk Raab

TPI entered into a consulting agreement with G. Kirk Raab, a director of TPI, on October 20, 2003. As amended on December 1, 2005, the consulting agreement required TPI to pay Mr. Raab $12,500 per month in exchange for certain consulting services. Upon expiration of this agreement in October 2007, TPI entered into a new consulting agreement with Mr. Raab, pursuant to which TPI agreed to continue to pay Mr. Raab $12,500 per month in exchange for continued consulting services. The new agreement terminated upon the consummation of the merger between TPI and Novacea on January 30, 2009. Pursuant to such agreement, TPI paid Mr. Raab approximately $150,000 in consulting fees and $37,500 in bonuses during the year ended December 31, 2008.

TPI and Novacea granted certain plan-based awards to the TPI named executive officers and Novacea named executive officers during the year ended December 31, 2008, as detailed above under “TPI Grants of Plan-Based Awards” and “Novacea Grants of Plan-Based Awards.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2008, the Company’s executive officers, directors and ten-percent stockholders complied with all other applicable filing requirements.

Other Matters

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy form to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 29, 2009

Annex A

TRANSCEPT PHARMACEUTICALS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors: April 3, 2009

Approved by the Stockholders: [            ], 2009

1.	GENERAL.

(a) The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under it.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate five hundred thousand (500,000) shares of Common Stock.

(b) If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c) The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights in that Offering shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

(c) The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such

Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee who has timely submitted a valid enrollment form shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage of that Employee’s earnings (as defined by the Board in each Offering) or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings during the period that begins on the date the Offering begins (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering.

(d) In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed either such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated earnings contributions) allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(e) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

9.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities subject to the purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

13.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date the Plan is adopted by the Board (the “Effective Date”), but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the Effective Date.

14.	MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(b) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

15.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Transcept Pharmaceuticals, Inc., a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(o) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(s) “Plan” means this Transcept Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan.

(t) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(u) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.

ANNUAL MEETING OF STOCKHOLDERS OF

TRANSCEPT PHARMACEUTICALS, INC.

June 3, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://ir.transcept.com/annual-proxy.cfm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20330300000000000000 3	060309

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors				2.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Transcept Pharmaceuticals, Inc. for the fiscal year ending December 31, 2009.	☐	☐	☐
		NOMINEES: CLASS III		3.	Proposal to approve the Transcept Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan	☐	☐	☐
☐	FOR ALL NOMINEES	O Thomas D. Kiley O Glenn A. Oclassen O G. Kirk Raab
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS III DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP; (3) FOR THE APPROVAL OF TRANSCEPT PHARMACEUTICALS, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE MEETING.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

■

TRANSCEPT PHARMACEUTICALS, INC.

PROXY FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Transcept Pharmaceuticals, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 2009 Annual Meeting of Stockholders and Proxy Statement each dated April 29, 2009 and hereby appoints Joseph T. Kennedy and Thomas P. Soloway, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2009 Annual Meeting of Stockholders of Transcept Pharmaceuticals, Inc. to be held on June 3, 2009 at 9:00 a.m. PDT at 501 Canal Street, Suite E, Point Richmond, California 94804 and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued, and to be marked, dated and signed, on the other side)

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